UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FACTSET RESEARCH SYSTEMS INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 29, 2024

Dear FactSet Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held on Thursday, December 19, 2024, at 3:00 PM (Eastern Time). Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online via live webcast.
Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you plan to attend the meeting, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided or through Internet or telephone voting. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this Proxy Statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

F. Philip Snow
Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 19, 2024
3:00 PM Eastern Time
Dear Stockholder:
The 2024 Annual Meeting of Stockholders of FactSet Research Systems Inc., a Delaware corporation, will be held virtually via live webcast on Thursday, December 19, 2024, at 3:00 PM (Eastern Time) for the following purposes:
1.To elect four directors to the Board of Directors.
2.To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025.
3.To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.
4.To vote on a stockholder proposal, if properly presented at the meeting.
To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 21, 2024 are entitled notice of, and to vote at, this Annual Meeting.
Based on the success of our virtual annual meetings the past several years, this year’s Annual Meeting again will be a virtual meeting to be held via live webcast over the Internet. We believe the use of the Internet to host the Annual Meeting enables expanded stockholder participation. You will be able to attend the Annual Meeting, submit your questions and, if you are a record holder of our common stock or proxy for a record holder, vote your shares during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/FDS2024 and entering your 16-digit control number.
We are pleased to take advantage of the Securities and Exchange Commission rules again this year that allow us to furnish these proxy materials, including our Annual Report on Form 10-K, to stockholders on the Internet. We believe that posting these materials on the Internet expedites stockholders’ receipt of the information that they need, while lowering the costs of printing and delivery and reducing the environmental impact of the Annual Meeting. We mailed to stockholders of record and beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access these proxy materials, including our Annual Report on Form 10-K, on the Internet, as well as how to vote by Internet, telephone and mail.
To request and receive a free paper or email copy of the proxy materials, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy. We encourage you to record your vote via the Internet as it is convenient and saves on printing costs.
As a stockholder of FactSet, your vote is important. Whether or not you plan to attend the virtual Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented.

BY ORDER OF THE BOARD OF DIRECTORS

Megan Jones
Corporate Secretary
Norwalk, Connecticut
October 29, 2024

FACTSET RESEARCH SYSTEMS INC.
45 Glover Avenue, Norwalk, CT 06850

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING

ANNUAL MEETING OVERVIEW

Purpose of Meeting

The Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) delivers this Proxy Statement and voting instructions in connection with the solicitation of proxies, which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held virtually via live webcast at 3:00 PM (Eastern Time) on Thursday, December 19, 2024, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

This year, based on the success of our virtual annual meetings the past several years, the Meeting again will be held as a virtual meeting of stockholders via live webcast over the Internet. This means that you will be able to attend the Meeting, submit questions and, if you are a record holder of our shares or a proxy for a record holder, vote your shares during the Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/FDS2024 and entering your 16-digit control number. This Proxy Statement was made available to our stockholders on or about October 29, 2024. The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice. Each proposal is described in more detail in this Proxy Statement.

Record Date and Share Ownership

The only outstanding voting security of FactSet is our common stock, $0.01 par value per share. Stockholders of record at the close of business on October 21, 2024 (the "Record Date"), will be entitled to vote at the Meeting on the basis of one vote for each share of FactSet common stock held. On October 21, 2024, there were 37,988,845 shares of FactSet common stock outstanding.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:
1.To elect four directors to the Board of Directors;
2.To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025;
3.To approve, by non-binding vote, the compensation of our named executive officers; and
4.Against the stockholder proposal.

In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for vote at the Meeting. Your stockholder vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. We will bear the cost of the solicitation of proxies.

Expenses of Solicitation

We will bear the entire cost of preparing, printing and mailing this Notice and Proxy Statement, the proxy card, our 2024 Annual Report on Form 10-K (the “Annual Report”) and any additional solicitation material that we may provide to stockholders. The
                                         2024 Proxy Statement 1

solicitation of proxies will be conducted primarily by mail, but may also include Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Meeting. We will pay Innisfree a fee of $20,000 and reasonable out-of-pocket expenses for its services. We also reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

If you have any questions or wish to receive additional copies of our 2024 Proxy Statement or Annual Report, please contact our Investor Relations Department at 1-203-810-1000 or through the website at https://investor.factset.com. We can also receive correspondence through the mail at 45 Glover Avenue, Norwalk, CT 06850.

In addition, if you have any questions or need assistance voting your shares, you may contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 687-1871
Banks and Brokers may call collect: (212) 750-5833

Availability of FactSet’s Fiscal 2024 Annual Report on Form 10-K

We will mail, upon written request, and without charge, a copy of our Fiscal 2024 Annual Report, including our consolidated financial statements, schedule and list of exhibits. Requests should be sent to: FactSet Research Systems Inc., Attn: Investor Relations, 45 Glover Avenue, Norwalk, CT 06850. Our Annual Report is also available at https://investor.factset.com.

Householding

If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding," reduces multiple mailings to your household, reduces our printing and postage costs, and also reduces the environmental impact of the Meeting. If you wish to revoke your consent to "householding" for future mailings, you may contact Broadridge via phone at 1-866-540-7095 or via mail at Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

VOTING INFORMATION

Why am I receiving these proxy materials?

Our Board of Directors (the “Board”) is asking for your proxy for use at the Meeting, to be held virtually, on Thursday, December 19, 2024, at 3:00 PM (Eastern Time), and at any adjournment or postponement of the Meeting. As a stockholder, you are invited to attend the Meeting via live webcast over the Internet and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We ask our stockholders to instruct the proxy how to vote so that all shares of common stock may be voted at the Meeting even if the holders do not attend the Meeting.

2 2024 Proxy Statement

Who is soliciting my vote?

The Board is soliciting your vote.

When were the enclosed solicitation materials first given to stockholders?

We are initially mailing the Proxy Statement, proxy card and Notice to our stockholders on or about October 29, 2024.

What is the purpose of the Meeting?

The Meeting will be held for the following purposes:
•To elect four directors to the Board of Directors;
•To ratify the appointment of the accounting firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025;
•To vote on a non-binding advisory resolution to approve the compensation of our named executive officers; and
•To vote on a stockholder proposal, if properly presented at the meeting.

What are the Board of Director’s recommendations?

Our Board recommends that you vote:
•FOR the election of each director nominee named in this Proxy Statement (Proposal 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025 (Proposal 2);
•FOR the approval of a non-binding advisory resolution regarding the compensation awarded to our named executive officers (Proposal 3);
•AGAINST the stockholder proposal (Proposal 4).

How do I vote?

For stockholders whose shares are registered in their own names, as an alternative to voting at the Meeting, you may vote via the Internet, by telephone, or for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice provides information on how to

2024 Proxy Statement 3

access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Meeting in the manner you direct. If your proxy card is properly completed and received, and if it is not revoked, before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted:

•FOR the election of each director nominee named in this Proxy Statement (Proposal 1);
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025 (Proposal 2);
•FOR the approval of a non-binding advisory resolution regarding the compensation awarded to our named executive officers (Proposal 3); and
•AGAINST the stockholder proposal (Proposal 4).

To our knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If your shares are held in a brokerage account, you should receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items, but not other, non-discretionary items, as determined by the New York Stock Exchange (“NYSE”). Proposal 1 (election of directors), Proposal 3 (approval of compensation), and Proposal 4 (the stockholder proposal) are considered non-discretionary items and thus brokers are not permitted to vote your shares in these matters unless you provide instructions to your broker on how to vote your shares. In other words, if you have not given your broker voting instructions, your broker will not be able to vote your shares with respect to any matter other than for Proposal 2 (FactSet independent registered public accounting firm).

How many votes does it take to pass each matter?

If a quorum is present at the Meeting, the approval of each proposal requires the number of votes described below:
•Under FactSet’s by-laws, the nominees for election as directors are elected by majority vote, meaning that in a director election when the number of votes cast “for” a director exceeds the number of votes cast “against” that director, the nominee will be elected as a director. If a director does not receive a majority vote in an election, the director shall not be elected and shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board within 90 days from the date of the election. That committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation and in determining whether to accept such offer. An incumbent director who does not receive a majority vote will continue to serve as a director until the earlier of (1) a period of 90 days from the date of the election, (2) the date upon which the Board appoints an individual to fill the office held by that director, or (3) the date of that director’s resignation.
•The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025 requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.
•The approval of a resolution regarding the compensation awarded to our named executive officers as disclosed in this Proxy Statement is a non-binding advisory vote; however, we value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
4 2024 Proxy Statement

•The affirmative vote of the majority of the shares present or represented by proxy at the Meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote and therefore not binding.

Who is entitled to vote at the Meeting and how many votes do they have?

Only holders of record of FactSet common stock at the close of business on October 21, 2024 are entitled to vote at the Meeting. Each share has one vote.

Who can attend the Meeting?

All stockholders as of October 21, 2024, or their duly appointed proxies, may attend the Meeting. In order to attend the Meeting, a stockholder must own FactSet stock on the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the Meeting.

What is a quorum of stockholders?

If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether there is a quorum. If a broker, bank, custodian, nominee, or other record holder of FactSet common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether there is a quorum. Since there were 37,988,845 shares of common stock outstanding on October 21, 2024, the presence of holders of 18,994,423 shares is a quorum. We must have a quorum to conduct the Meeting.

Vote Tabulation

The appointed inspector of elections will tabulate votes cast by proxy or at the Meeting. If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum.

What are broker non-votes?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as non-discretionary matters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals have received the vote of a majority of the shares of common stock present or represented by proxy and voting at the Meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with our transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all your shares.

2024 Proxy Statement 5

How do I revoke my proxy and change my vote prior to the Meeting?

If you submit the enclosed proxy card by voting using the mail, Internet or telephone procedures, you may change your vote before the Meeting. You may change your vote in one of three ways: (1) you may deliver a written notice prior to the Meeting, dated later than the proxy you want to revoke, stating that the earlier proxy is revoked, to the Corporate Secretary of FactSet Research Systems Inc. at 45 Glover Avenue, Norwalk, CT 06850, (2) you may complete and send in another proxy card with a later date using the mail, Internet or telephone procedures, subject to the voting deadlines set forth on the proxy card, or (3) you may attend the Meeting and vote. For shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker or other nominee or fiduciary in accordance with its procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the Meeting and voting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our Annual Report available to our stockholders over the Internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and Annual Report over the Internet, how to request a printed or e-mail copy of these materials, and how to vote by Internet and mail. We mailed the Notice of Internet Availability of Proxy Materials on or about October 29, 2024. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of the annual meetings on the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares as beneficial owners through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and we sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to FactSet or to vote at the Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Meeting. Shares for which you are the beneficial owner may be voted electronically during the Meeting.

6 2024 Proxy Statement

PROXY STATEMENT SUMMARY

This summary does not contain all information stockholders should consider, and we encourage stockholders to read the entire proxy statement carefully.

VOTING MATTERS		Board's Recommendation	For more information
Proposal 1	Elect each of our Board's four nominees: Siew Kai Choy, Laurie G. Hylton, Lee Shavel, and Elisha Wiesel, for a one-year term expiring at the 2025 Annual Meeting of Stockholders	FOR each nominee	Page 30
Proposal 2	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025	FOR the proposal	Page 32
Proposal 3	Approve, in an advisory vote, the compensation of our named executive officers as disclosed in this Proxy Statement	FOR the proposal	Page 79
Proposal 4	A stockholder proposal, if properly presented at the meeting	AGAINST the proposal	Page 80

Proposal 1 — Election of Directors

The Board of Directors has nominated each of the four individuals indicated below to serve a term as a director. All are independent. If elected at the Meeting, Siew Kai Choy, Laurie G. Hylton, Lee Shavel, and Elisha Wiesel are expected to serve until the 2025 Annual Meeting of Stockholders. Below is a summary of our Board of Directors, including the four nominees.

Name	Position	Independent	Age	Director Since	AC	CTC	NCGC	GI	DB
Robin A. Abrams	Chair	Yes	73	2011		♦	♦	F	W
Siew Kai Choy*	Director	Yes	59	2020	♦			M	A
Malcolm Frank	Director	Yes	58	2016		♦	♦	M	W
Laurie G. Hylton*	Director	Yes	58	2024	C			F	W
James J. McGonigle	Lead Independent Director	Yes	61	2002			C	M	W
Lee Shavel*	Director	Yes	57	2020	♦			M	W
Laurie Siegel	Director	Yes	68	2015		C		F	W
F. Philip Snow	CEO	No	60	2015				M	W
Maria Teresa Tejada	Director	Yes	57	2022	♦			F	W, H/L
Elisha Wiesel*	Director	Yes	52	2023				M	—

AC Audit Committee    CTC Compensation & Talent Committee    NCGC Nominating & Corporate Governance Committee
♦ Member        C Chair
GI Gender Identity    M Male            F Female
DB Demographic Background    W White    H/L Hispanic/Latinx    A Asian
*Nominated for election at this Meeting

2024 Proxy Statement 7

FactSet is committed to responsible and effective corporate governance practices in order to enhance sustainable, long-term stockholder value and to be accountable and responsive to our stakeholders. The following are some highlights of our governance framework and the composition of our Board.

Board Structure and Independence	Stockholder Rights
•Independent Chair separate from CEO •Nine of ten directors independent •Fully independent Audit Committee, Compensation & Talent Committee, and Nominating & Corporate Governance Committee
•Phase-out of classified board, to be fully declassified at 2025 Annual Meeting
•Proxy access rights
•Stockholder director nominee recommendations
•Majority voting for directors
•25% of stockholders have right to call a special meeting

Board Diversity	Other Governance Practices
•Diverse and highly skilled Board that provides a range of viewpoints
•Four of ten directors are women
•Two of ten directors are of diverse demographic background
•Five directors have served for less than 5 years, three have served for 5-10 years, two have served for more than 10 years

•Annual Board and Committee performance evaluations
•Anti-hedging and pledging policy
•Policy on public company board service
•Robust Code of Business Conduct and Ethics
•Clawback policy
•Stock ownership requirements for directors and executive officers

For a detailed discussion of our Board of Directors, our corporate governance practices and our director nominees, please see "Corporate Governance" beginning on page 10 and "Proposal 1: Election of Directors" on page 30.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2025. A resolution is being presented to our stockholders requesting ratification of Ernst & Young LLP's appointment. See "Proposal 2: Ratification of Independent Registered Public Accounting Firm" beginning on page 32.

Proposal 3 — Advisory Vote on Executive Compensation

We are submitting an advisory resolution to approve the compensation of our Named Executive Officers ("NEOs").

We design our compensation programs to maintain a performance and achievement-oriented environment. Our executive compensation program is overseen by our Compensation and Talent Committee to encourage decisions and behaviors that align with the long-term interests of our stockholders. The Compensation and Talent Committee has designed the executive compensation policies for our NEOs to meet the following goals and principles:
•Ensure executive compensation is aligned with our corporate strategies and business objectives.
•Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.
•Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.
•Reflect qualitative factors beyond the quantitative financial guidelines as key considerations in the determination of individual executive compensation payments.
•Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

8 2024 Proxy Statement

Our fiscal 2024 results and NEO compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with NEO pay being driven by another year of solid financial performance, as well as continued positive developments in other significant areas of our operation. For a detailed discussion of our compensation practices, see "Compensation Discussion & Analysis" beginning on page 34, "Executive Compensation" beginning on page 65, and "Proposal 3: Advisory Vote on Executive Compensation" beginning on page 79.

Proposal 4 — Stockholder Proposal

A stockholder has submitted a stockholder proposal for consideration at the Meeting. The proposal requests that stockholders vote to recommend that the Board lower the Company's existing ownership threshold for calling a stockholder special meeting from 25% to 15%.

The Board has carefully considered this proposal and recommends that stockholders vote AGAINST the proposal because FactSet's stockholders already have a meaningful and balanced right to call special meetings in line with best practices among FactSet's peers and S&P 500 companies as well as having numerous strong corporate governance practices in place to ensure Board accountability to stockholders. The Board believes that the requested change is unnecessary and is not in the best interests of the Company's stockholders.

For the text of the stockholder proposal and FactSet's statement in opposition to this proposal, see "Proposal 4: Stockholder Proposal" beginning on page 80.

2024 Proxy Statement 9

CORPORATE GOVERNANCE

Board Qualifications and Diversity

We seek directors with diverse and solid experience in areas relevant to our business who are committed to a culture of open and inclusive communication on the Board and with management. Our directors must demonstrate strength of character, independent thought, sound judgment, integrity, professionalism, leadership, meaningful accomplishments, and business knowledge. Our directors must be committed to representing the long-term interests of FactSet’s stockholders and other stakeholders. Directors must demonstrate the ability to provide practical insights, be willing to dedicate sufficient time and energy to effectively carry out their duties (particularly considering the number of boards on which they may serve) and understand and accept the fiduciary responsibilities required of Board members. We believe that each member of the Board, including each nominee for the Board, possesses the key attributes we look for in a director, including strong and effective decision making, communication and leadership skills.

Our average Board tenure has decreased since 2020 as we have added five new independent directors to the Board over that time while four longer tenured directors departed the Board.

We seek to maintain a balance of perspectives, qualifications, qualities and skills on the Board, including consideration of factors such as, among other items, specific business and financial expertise desired on the Board, experience as a director of a public company, geography, age, gender, race, national origin and other diversity and inclusion factors. We believe that the Board members continuing after the Meeting, as a whole, possess the right diversity of background, experiences, qualifications and skills to oversee and address the key issues facing FactSet.

10 2024 Proxy Statement

Board Demographic Information
Board Diversity Matrix (as of October 29, 2024)
Total Number of Directors: 10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	1*	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4*	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

Board Demographic Information
Board Diversity Matrix (as of October 27, 2023)
Total Number of Directors: 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	1*	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3*	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

*One director identified as both White and Hispanic or Latinx.

Board Leadership Structure

FactSet's Corporate Governance Guidelines require the separation of the roles of the Chair and the CEO. The Board feels that this structure is in the best interest of our stockholders, as it permits our CEO to focus on the management of our day-to-day operations, while the Chair can focus on developing agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes this leadership structure strikes an effective balance between management and independent director participation in the Board process and provides independent leadership of the Board that assists in the Board's oversight responsibilities and increases CEO accountability.

F. Philip Snow assumed the role of CEO on July 1, 2015, having been an employee of FactSet since 1996. The Board believes Mr. Snow’s leadership acumen combines a deep knowledge of our clients, a commitment to our employees and a vision for our continued growth.

Robin A. Abrams, one of our independent directors, has served as our Board Chair since June 23, 2020. Ms. Abrams's responsibilities as Board Chair include, among other things:

•Calling and presiding over all meetings of the Board and executive sessions of our independent directors.
•Discussing and establishing with the CEO the agenda for Board meetings and information to be provided to the Board.

2024 Proxy Statement 11

•Reviewing the quality, quantity and timeliness of the flow of information from management to the Board so that the Board can operate effectively and responsibly perform its duties.
•Serving as a liaison between the Board and management, including holding regular update sessions with the CEO.
•Presiding over meetings of our stockholders.
•Being a point of contact for communications with our stockholders and other external stakeholders.

The Board Chair also performs such other duties as the Board may from time to time delegate to the Chair to assist the Board in the fulfillment of its responsibilities.

FactSet's Corporate Governance Guidelines allow the Board the option to designate an independent Board member to serve as Lead Independent Director, although there is no requirement that this position be filled at all times. James J. McGonigle, Chair of our Nominating and Corporate Governance Committee, has served as our Lead Independent Director since September 2005.

The Nominating and Corporate Governance Committee periodically reviews the Board's leadership structure and, when appropriate, recommends changes to the Board's leadership structure, taking into consideration the needs of the Board and FactSet at such time.

Director Independence

Each of the directors other than Mr. Snow is independent, and the Board believes that the independent directors provide effective oversight of management.
The Board appointed Ms. Abrams, an independent director, as Chair on June 23, 2020. Mr. McGonigle, an independent director, has served as the Company’s Lead Independent Director since September 2005.
Our Corporate Governance Guidelines require the separation of the Chair and CEO roles and allow the Board the option to designate an independent Board member to serve as the Lead Independent Director, although there is no requirement that this position be filled at all times.
As Lead Independent Director, Mr. McGonigle’s responsibilities include:

•Holding regular update sessions with the Chair and other Board members, as appropriate.
•Advising the Chair as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.
•Leading the annual Board evaluation process, in close consultation with the Chair and other directors, as appropriate.
•If the Chair is unavailable to do so, coordinating and moderating executive sessions of the Board’s independent directors and performing such other functions as may be necessary.
•Performing such other duties as the Board may from time to time delegate to the Lead Independent Director to assist the Board in the fulfillment of its responsibilities.

The independent directors, who constitute nine of the ten current Board members, must be a majority of the directors of the Company. The independent directors meet at least four times annually, after the end of each scheduled quarterly meeting of the Board. On October 17, 2024, the Board reviewed the independence of our directors under the applicable standards of the NYSE and the NASDAQ Stock Market (“NASDAQ”). The Board determined that each director, other than Mr. Snow, qualifies as “independent” in accordance with those published listing requirements.

12 2024 Proxy Statement

Declassification of the Board of Directors

At our 2022 Annual Meeting of Stockholders, our stockholders approved an amendment to our Certificate of Incorporation to phase-out the classification of our Board of Directors. This amendment was presented to our stockholders as a result of our regular review and consideration of our corporate governance practices, and, taking into account conversations with our stockholders, the Board's determination that it was in the best interests of FactSet and our stockholders to present such amendment for stockholder approval. This change came into force when we filed our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in January 2023.

Previously, our Certificate of Incorporation provided that FactSet’s directors were divided into three classes, with the directors in each class serving three-year terms and the term of one class expiring at each annual meeting. Under our Second Amended and Restated Certificate of Incorporation, the declassification of the Board is being phased in over a period of three years, beginning with the directors who stood for election at our 2023 annual meeting. At this Annual Meeting, the successors of the class of directors whose terms expire at this Meeting are nominated for a term of office of one year, expiring at the 2025 Annual Meeting of Stockholders. Beginning with the 2025 Annual Meeting of Stockholders, the declassification of the Board will be complete, and the entire Board will stand for election annually for one-year terms.

Business Experience and Qualifications of Board Members
The following discussion presents information about the persons who comprise FactSet’s Board of Directors, including the four nominees for election.

Robin A. Abrams

Committees:	Chair of the Board of Directors Compensation and Talent Committee (Member) Nominating and Corporate Governance Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2011
Ms. Abrams, age 73, is a financial consultant who currently serves as a member of the board of directors of Lattice Semiconductor Corporation, a global leader in smart connectivity solutions. Ms. Abrams has served on the board of directors of HCL Technologies Ltd., a global offshore IT and software development company, and Sierra Wireless, Inc., a leader in the design and delivery of customized connected lifestyle devices and services. In addition, Ms. Abrams served on the board of trustees for the Anita Borg Institute for Women and Technology through 2018. Previously, Ms. Abrams served as the CEO of Palm Computing, Inc. Prior to Palm, she was President and CEO of Verifone, a global leader in payment solutions. Ms. Abrams has also held senior leadership positions at Apple and Accenture. She received her B.A. in political science and history and her J.D. from the University of Nebraska.

Ms. Abrams brings a wealth of experience at technology companies, which FactSet seeks to leverage to enhance its own development processes. She has seen how several highly successful technology companies stay ahead of their competition through properly planning their product development strategies. Her previous experiences as an executive officer at several technology companies makes Ms. Abrams an important resource for the Board as it assesses financial and strategic decisions.

2024 Proxy Statement 13

Siew Kai Choy

Committees:	Audit Committee (Member)
Term:	Nominated for a one year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2020
Mr. Choy, age 59, has over 30 years of experience in the investment management industry, retiring from Singapore’s sovereign wealth fund, GIC Private Limited, after 20 years of service. He was a Managing Director of GIC and held key leadership positions in the Equities investment department, Risk & Performance Management, enterprise Data & Analytics, Governance and GIC Innovation Labs. He was also a member of the Corporate Management Committee and Group Risk Committee. From 2015, he led the establishment of an Enterprise Data and Analytics capability in GIC, with responsibility for building corporate wide capabilities for investment AI/Data Science, Enterprise Data Governance and Data Architecture, as well as Business Requirements Analysis, Data Management and Operations functions related to solutioning systems and processes supporting investment decision-making by GIC investment groups (across Equities, Fixed Income, Treasury/FX, Private Equities, Real Estate, Private Debt, Infrastructure and Total Portfolio). In his earlier career, Mr. Choy had the start-up experience of building from scratch all functions of a boutique fund management company and leading change initiatives in one of the largest South East Asian banks. He is an independent investor and/or advisor to listed and private companies across Banking, Fintech, Regtech and DeepTech located in Singapore, the United States, the United Kingdom and Europe. Mr. Choy recently served as a Distinguished Careers Institute Fellow at Stanford University. Mr. Choy holds a BSc in Computer Science and Management Science (joint honours) and has attended The Wharton School’s Advanced Management Program for Senior Executives.
Mr. Choy brings to the Board the perspective of a large institutional investor, along with an in-depth understanding of the client experience from his time with GIC. He also provides the Board with deep familiarity with the global finance industry, understanding of the evolution of our products, and insights into the Asia Pacific region.

Malcolm Frank

Committees:	Compensation and Talent Committee (Member) Nominating and Corporate Governance Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2016
Mr. Frank, age 58, is currently Chief Executive Officer of TalentGenius. Previously he was the President of Cognizant Digital Business and Technology ("Cognizant") until September 2021. In this role, Mr. Frank oversaw Cognizant's broad digital services portfolio. This portfolio included Digital Strategy, Artificial Intelligence & Analytics, Interactive, Digital Engineering, and loT. Prior to this role, Mr. Frank was Executive Vice President, Chief Strategy Officer and Chief Marketing Officer at Cognizant. Prior to joining Cognizant in 2005, he was co-founder, President and CEO of CXO systems, an independent software vendor.
Mr. Frank has co-authored two best-selling books, "What to Do When Machines Do Everything" (2017) and "Code Halos" (2014), both of which received multiple international book awards. Mr. Frank has also authored numerous white papers focusing on the Future of Work and created the term "SMAC Stack." Mr. Frank has presented at various conclaves, including the World Economic Forum and the South by Southwest Conference and Festivals. Mr. Frank is frequently quoted, is the subject of a Harvard Business School case study, and was named "one of the most influential people in finance" by Risk Management Magazine. Mr. Frank also serves on the Board of Directors of Fingerpaint Marketing. Mr. Frank holds a Bachelor's degree in Economics from Yale University.
Mr. Frank brings to the Board his expertise in marketing and strategy, as well as his many years of experience in the areas of technical professional services and software as a service ("SaaS").
14 2024 Proxy Statement

Laurie G. Hylton

Committees:	Audit Committee (Chair)
Term:	Nominated for a one year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2024
Ms. Hylton, age 58, has more than 25 years of experience as a senior finance executive in the asset management industry, including serving as Chief Financial Officer and Chief Accounting Officer for Eaton Vance Corp., a global asset manager. She previously worked as an auditor at Deloitte. Ms. Hylton serves on the board of Sun Life Financial Inc., an international financial services organization. She also serves on the board of Newbury Art Association and Theater in the Open. Ms. Hylton graduated with a bachelor’s degree in English from Dartmouth College and holds a Master of Business Administration from the University of New Hampshire’s Peter T. Paul College of Business and Economics.
Ms. Hylton brings to the Board her extensive financial industry experience in asset management, insurance, and accounting.

James J. McGonigle

Committees:	Nominating and Corporate Governance Committee (Chair)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2002
Mr. McGonigle, age 61, currently serves as an Entrepreneur Advisor at Summit Partners and Equality Asset Management, and as an angel investor and advisor to a variety of small companies in the business services and software industries. He has been a member of FactSet’s Board of Directors since 2002, has served as the Lead Independent Director since 2005 and as the Chair of the Nominating and Corporate Governance Committee since 2004. Mr. McGonigle is the former Chairman and CEO of The Corporate Executive Board Company (“CEB”). During his tenure at CEB, Mr. McGonigle held the positions of General Manager of the corporate division of The Advisory Board Company (1995-1997), General Manager of CEB, from the company's spinoff from the Advisory Board in 1997 through 1998, then became CEO prior to the firm's IPO in March 1999. Mr. McGonigle served as a member of the CEB board of directors from 1998-2001, and as Chairman from 2001-2007. Mr. McGonigle spent his early career as a consultant at McKinsey and Co. He also created and taught an M.B.A. course in management consulting at Georgetown University’s McDonough School of Business in Washington D.C. and at Escuela Superior de Administración y Dirección de Empresas (ESADE) in Barcelona Spain. He received a B.A. from the Woodrow Wilson School at Princeton University in 1985 and a J.D. from Harvard Law School in 1990.

Mr. McGonigle brings to the Board leadership experience, including service as the CEO of a public company for over seven years. This role required industry knowledge combined with operational and management expertise. In addition, Mr. McGonigle brings to the Board market and corporate governance insights from his experience as a public company board member.

2024 Proxy Statement 15

Lee Shavel

Committees:	Audit Committee (Member)
Term:	Nominated for a one year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2020
Mr. Shavel, age 57, is President and Chief Executive Officer of Verisk Analytics, Inc., a global data analytics company. Mr. Shavel also serves on the board of directors of Verisk. Mr. Shavel has been at Verisk since 2017, first serving as Chief Financial Officer, then serving as CFO and group president of the company's energy and financial services groups. As CFO, he was responsible for financial and strategy functions, including accounting, treasury, financial planning and analysis, investor relations, M&A, strategic sourcing and procurement, real estate, and corporate tax. In addition, as Group President, he had operating responsibility for Verisk's Energy & Specialized Markets and Financial Services businesses. Before joining Verisk, Mr. Shavel served as Executive Vice President and Chief Financial Officer of Nasdaq, Inc., from 2011 to 2016. Before that, he served as Managing Director and Americas Head of Financial Institutions Investment Banking and in other capacities at Bank of America Merrill Lynch from 1993 to 2011. From 2016 to 2019, he served as a Board Director and Chairman of the Audit Committee of Investment Technology Group, Inc. Mr. Shavel graduated with honors from the University of Pennsylvania, with a B.A. in English and a B.S. in Economics from the Wharton School.
Mr. Shavel brings the perspective of a chief executive officer, chief financial officer and business leader to the Board, including extensive familiarity with the functioning of a public company audit committee. Mr. Shavel serves as a Financial Expert on the Audit Committee. He also contributes his knowledge and experience of the financial information services industry.

Laurie Siegel

Committees:	Compensation and Talent Committee (Chair)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2015

Ms. Siegel, age 68, is the President of LAS Advisory Services, with a background in business and human resources leadership. She currently serves as a member of the board of directors of Lumen Technologies, a global enterprise technology platform, and CECO Environmental Corp., an environmentally focused diversified industrial company. She retired in September 2012 from Tyco International Ltd., a diversified manufacturing and service company, where she had served as Senior Vice President of Human Resources and Internal Communications since 2003. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources – Specialty Materials. Ms. Siegel received an M.B.A. and a M.A. degree in City and Regional Planning, both from Harvard University. She completed her B.A. at the University of Michigan.

Ms. Siegel’s key qualifications, experiences and skills include executive experience with multi-national companies, as well as human resources and executive compensation expertise. She serves as Chair of the Human Resources and Compensation Committee at Lumen, a member of the Nominating and Corporate Governance Committee at Lumen, and Chair of the Compensation Committee at CECO. Ms. Siegel brings to FactSet’s Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

16 2024 Proxy Statement

F. Philip Snow

Committees:	None
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2015

Mr. Snow, age 60, was named CEO of FactSet on July 1, 2015, having served as President since July 1, 2014. Mr. Snow joined FactSet in 1996 as a Consultant before moving to the Asia Pacific region to hold positions in the Tokyo and Sydney offices. Following his move back to the U.S. in 2000, Mr. Snow held various sales leadership roles prior to assuming the role of Senior Vice President, Director of U.S. Investment Management Sales in 2013. Mr. Snow received a B.A. in Chemistry from the University of California at Berkeley and a Master of International Management from the Thunderbird School of Global Management. He has earned the right to use the Chartered Financial Analyst designation.

The Board benefits from Mr. Snow’s many years with FactSet and his unique expertise gained by rising through the Sales organization from Consultant to Head of Americas Sales. He has also served in multiple geographic regions including Australia, Tokyo, and San Francisco before coming to the East Coast as President and then CEO. His tenure at FactSet has contributed to his strategic vision, leadership and operational expertise, and his deep knowledge of the financial information services industry.

Maria Teresa Tejada

Committees:	Audit Committee (Member)
Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2022
Ms. Tejada, age 57, is an expert partner at Bain & Co., Inc. in the global financial services practice, advising clients on corporate strategy, risk management, and governance topics. Before joining Bain & Co., Inc., Ms. Tejada was the chief strategic enterprise risk officer at Wells Fargo & Company and deputy chief risk officer and chief credit officer at KeyCorp. She spent 16 years at Goldman Sachs, between New York and London, in emerging markets fixed income and Latin America investment banking, ultimately serving as managing director of credit risk management & advisory for Europe, the Middle East, and Africa. Early in her career, Ms. Tejada also held bank regulatory roles at the Federal Reserve Bank of New York. Ms. Tejada received a B.A. in Political Economy from Williams College and a M.A. in Law & Diplomacy from The Fletcher School at Tufts University.

Ms. Tejada has been a Director of Pacific Mutual Holding Company since August 2021 and serves on both the Audit and the Investment and Finance Committees. She has also been a Board Trustee of the Cleveland Museum of Natural History since 2014 and an Honorary Director since January 2020, including serving as Vice-Chair, Nominating & Governance Co-Chair, and Board Chair Succession Task Force Member. In addition to her leadership roles, Ms. Tejada has been actively engaged in people development as well as diversity and inclusion initiatives across numerous organizations.

Ms. Tejada's extensive financial industry experience, focus on risk management and strategy, and commitment to sustainability, are a valuable contribution to the Board and the Audit Committee.

2024 Proxy Statement 17

Elisha Wiesel

Committees:	None
Term:	Nominated for a one year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2025
Director Since:	2023
Mr. Wiesel, age 52, is a founding partner and the Chief Risk Officer of ClearAlpha Technologies, an emerging investment manager. Previously, Mr. Wiesel spent 25 years at Goldman Sachs, including 15 years as a partner, innovating in software, markets and risk management. He also served as Chief Risk Officer of the Securities Division for seven years and as Chief Information Officer for three years. Mr. Wiesel is chair of Entrio, an Israeli financial technology start-up company. He is also chair of the Elie Wiesel Foundation. He graduated from Yale University with a B.S. in Computer Science.
Mr. Wiesel brings to the Board deep experience in risk management, as well as in-depth understanding of software and technology in the financial services industry.
Board Skills Matrix

The following matrix highlights the mix of key experience, skills and background of our directors that our Board considers important when nominating individuals to serve on the Board. Directors have developed competencies in these skills through education, direct experience and oversight responsibilities. Collectively, our directors' diverse viewpoints and skills enhances the quality and effectiveness of our Board.

The matrix is not intended to be an exhaustive list of our directors' attributes or areas of principal contribution to the Board, and each director possesses skills in addition to those presented in this matrix. The fact that a director has a mark in the matrix indicates a specific or specialized area of focus or expertise that the director brings to the Board, but does not necessarily mean that the director is an "expert" in that area. Not having a mark does not mean that a particular director does not possess that qualification or skill.

	Abrams	Choy	Frank	Hylton	McGonigle	Shavel	Siegel	Snow	Tejada	Wiesel
Independence	▲	▲	▲	▲	▲	▲	▲		▲	▲
Executive Leadership & Management	▲	▲	▲	▲	▲	▲	▲	▲	▲	▲
Public Company Boards	▲	▲	▲	▲	▲	▲	▲	▲
Global & International Experience	▲	▲	▲	▲	▲	▲	▲	▲	▲
Accounting, Audit & Finance				▲		▲
Risk Management	▲	▲		▲			▲		▲	▲
Technology, Data & Cybersecurity	▲	▲	▲			▲		▲	▲	▲
Client Perspective		▲			▲	▲		▲	▲	▲
Business Development, Strategic Planning & M&A	▲	▲	▲	▲	▲	▲	▲	▲	▲	▲
Sales & Marketing Experience	▲		▲		▲			▲		▲
Government, Public Policy, & Regulatory Affairs	▲		▲						▲	▲
Human Capital Management & Talent Development	▲		▲		▲		▲	▲
18 2024 Proxy Statement

Legal Proceedings

Over the past ten years, no director or nominee for director has been involved in legal proceedings required to be disclosed pursuant to Item 401(f) of Regulation S-K under the Securities Exchange Act, including:
•SEC securities fraud enforcement actions;
•Judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;
•Judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; or
•Disciplinary sanctions or orders imposed by a stock, commodities, or exchange or other self-regulatory organization.

Board Responsibilities

The Board has adopted Corporate Governance Guidelines which help govern the Company. Pursuant to the guidelines, the Board is mandated to act in the long-term interests of FactSet, and the Board's mission is to provide guidance in order to promote our success and enhance FactSet's ultimate value, with each director serving as a sounding board for management in matters where that director's experience or expertise is pertinent. In assessing management's methods of optimizing stockholder value, the Board must also take into consideration other interested stakeholders, including employees, clients and vendors. Directors should have a full understanding of our business and the issues relevant to it, and on a regular basis should access our services and review new product developments. Directors are encouraged to attend continuing director education programs.

Directors owe a duty of care to FactSet and must act on an informed basis, in good faith and in the honest belief that the action they take is in the best interests of FactSet. Directors are expected to attend all Board meetings and participate actively, offering their candid views and their well-informed, deliberate judgment. Directors should inform themselves using all material information reasonably available to them prior to making a business decision. Whenever a director is unable to attend a meeting, the director should contact the Board Chair, applicable committee Chair or Secretary promptly after the meeting to become informed on the subjects discussed, views expressed and actions taken, if any. Directors are expected to be prepared to discuss matters listed on the agenda for each meeting, should review materials sent in advance of such meetings and, when appropriate, ask questions of management. We do not have a policy with regard to directors’ attendance at our annual stockholder meetings, but we do expect each director to attend all Board meetings. Three directors (Mr. Snow, our CEO, Ms. Abrams, our Board Chair, and Mr. Shavel, our Audit Committee Chair at the time) attended our 2023 Annual Meeting of Stockholders.

Each director is expected to give freely and generously of the director’s time in providing the best guidance to FactSet. A director who is a member of senior management of another public company may not sit on a total of more than three public company boards. All other directors may not serve on more than four boards of public companies without the prior written approval of the Board. Each independent director is expected to participate in committees suited to the director’s skills and for the best interest of FactSet. Directors are also expected to make themselves available for non-regularly scheduled meetings as well as consultation with management on an as-needed basis.

You can access our Corporate Governance Guidelines, along with each of our Board Committee charters, at the Corporate Governance page of our Investor Relations website at https://investor.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850.

2024 Proxy Statement 19

Recent Corporate Governance Developments

FactSet is committed to responsible and effective corporate governance practices in order to enhance sustainable, long-term stockholder value and to be accountable and responsive to our stakeholders. In fiscal 2023, at our 2022 Annual Meeting of Stockholders, we presented a series of proposals to amend our Certificate of Incorporation, all of which were approved by our stockholders at that meeting. In January 2023, these amendments became effective when we filed our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Such amendments resulted in:

•Phase-out of our classified Board, with the Board to be fully declassified in 2025;
•Removal of supermajority voting provisions;
•Removal of certain business combination restrictions;
•Removal of creditor compromise provision; and
•Addition of Delaware and federal forum selection provisions.

At the same time, the Board amended our Bylaws to adopt a stockholder special meeting right. In September 2024, the Board further amended our Bylaws to lower the ownership threshold for the Company's stockholder special meeting right from 50% to 25%. As a result, pursuant to our Bylaws, special meetings of FactSet's stockholders may be called at the request of stockholders of record holding in the aggregate at least 25% of all outstanding voting stock of the Company, so long as such stockholders satisfy certain standard procedural requirements.

Looking forward, our Board continues to assess our corporate governance structure, to monitor evolving best practices, and to listen to the interests of our stockholders and other stakeholders.

Stockholder Engagement

The Board and FactSet management make themselves available to investors to have a continuing dialogue and to receive any feedback our stockholders may have to better understand their opinions regarding such matters as our governance and compensation plans. It is essential to FactSet that our stockholders are afforded a chance to provide their thoughts on topics of interest, and receptivity to stockholder views is an essential component of the Board’s decision-making process.

During the fourth quarter of fiscal 2023, our Board Chair and the Chair of our Compensation and Talent Committee met with six of our largest stockholders, who collectively owned approximately 36% of the outstanding shares of our common stock. The conversations covered areas including: executive compensation; the Board's oversight role; Board composition, refreshment and succession planning; FactSet's environmental, social and governance practices; and attention to stockholder rights. During fiscal 2024, we worked to incorporate this valuable feedback from our stockholders when reviewing and making decisions relating to executive compensation, governance and sustainability practices.

Board Oversight of Risk

FactSet's Board is responsible for overseeing and monitoring our risk management processes and evaluating whether management has reasonable controls in place to address our most material risks. Our management has day-to-day responsibility for identifying the various risks facing FactSet, formulating risk management policies and procedures, and managing our risk exposures. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to our stockholders. Our Board is responsible for assuring that an appropriate culture of risk management exists within FactSet and for setting the right “tone at the top.”

Our governance includes a dedicated Enterprise Risk Management function designed to identify, prioritize, and assess the top risks and uncertainties that could impact FactSet's strategic objectives. FactSet's information security team is responsible for our enterprise-wide cybersecurity strategy, policy, standards, and architecture, and processes.

Our Board, together with its committees, engages with our management team in monitoring such items as cybersecurity, data and information protection, industry and technological developments, and geopolitical events and other factors that may pose significant risks to our business, our employees, our clients and our other stakeholders.
20 2024 Proxy Statement

Company Risk Oversight

FACTSET BOARD

Our Board exercises its risk oversight responsibility both directly and through its standing committees, which are delegated specific risks and keep our Board informed of their oversight efforts through regular reports to the Board by the committee chairs.

AUDIT COMMITTEE

The Audit Committee monitors management's responsibility in the area of risk oversight, particularly with respect to the management of financial and accounting related risks.

COMPENSATION & TALENT COMMITTEE

Our Compensation and Talent Committee considers risk management when setting the compensation policies and programs for our executive officers and other employees.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee considers the risks associated with our corporate governance structure.

FactSet's senior management is responsible for identifying, assessing and managing the Company's risk on a day-to-day basis. FactSet has an internal risk management team, which reports regularly to senior management and to FactSet's Board. The internal risk management team provides information about our major risk exposures and the steps management has taken to monitor and control such exposures, as well as our risk assessment and risk management policies.

Board Meetings

Our Board is currently comprised of nine members, eight of whom are independent directors. Our Board has the following three standing committees: (1) Audit Committee, (2) Compensation and Talent Committee, and (3) Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on the Corporate Governance page of our Investor Relations website at https://investor.factset.com. The Board delegates various responsibilities and authority to the different Board committees. Committees regularly report on their activities and actions to the full Board. The Board met six times during fiscal 2024, four of which were regularly scheduled quarterly meetings. No director attended fewer than 75% of the Board and committee meetings in the aggregate during fiscal 2024.

2024 Proxy Statement 21

Board Committees

The following table identifies the Board committee members as of October 29, 2024:

Committee Name
Independent Directors	Audit	Compensation and Talent	Nominating and Corporate Governance

Robin A. Abrams(1)		Member	Member
Siew Kai Choy	Member
Malcolm Frank		Member	Member
Laurie G. Hylton(2)	Chair
James J. McGonigle(3)			Chair
Lee Shavel(2)	Member
Laurie Siegel		Chair
Maria Teresa Tejada	Member
Elisha Wiesel
(1) Independent Board Chair
(2) Financial Expert
(3) Lead Independent Director

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight review of our internal and external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review our system of internal controls; assessing the quality of our accounting principles and financial reporting; reviewing the external audit process as conducted by our independent auditors; reviewing the financial information provided to our stockholders and other external parties; and preparing the report of the Audit Committee included in the Proxy Statement on a yearly basis. The Board has determined that Mr. Shavel and Ms. Hylton qualify as “audit committee financial experts” as defined in Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has also determined that each member of the Audit Committee is independent under the listing standards of the NYSE and NASDAQ and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee is also responsible for oversight of our enterprise risk management and specifically considers risks and controls relating to, among other things, data and cybersecurity and our financial statements and financial reporting processes. The Audit Committee met seven times during fiscal 2024.

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed for us by the independent registered public accounting firm require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established parameters, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or the Chair of the Audit Committee. The Audit Committee may not delegate pre-approval authority to management.

Compensation and Talent Committee

The primary responsibility of the Compensation and Talent Committee is to review matters related to talent and compensation for FactSet generally, including assisting in all matters relating to recruiting, hiring, retaining and compensating our directors, executive officers and employees. The Compensation and Talent Committee defines and approves an overall compensation philosophy and strategy for FactSet and its executive officers and employees and periodically reviews how our compensation programs implement this compensation philosophy and affect our employees.
22 2024 Proxy Statement

The Compensation and Talent Committee assists the Board in developing and evaluating potential candidates for executive positions with FactSet, including the CEO position, and oversees the development of executive succession plans. The Compensation and Talent Committee regularly reviews FactSet's human capital management, cultural environment, and diversity, equity and inclusion practices.

The Compensation and Talent Committee reviews and approves the compensation policies for our CEO, named executive officers ("NEOs") and other direct reports to the CEO, oversees administration of our equity-based compensation policies, approves grants of equity-based awards to our executive officers and employees under our equity plans (individually and in the aggregate), and reviews annual performance goals for our executive officers in conjunction with assessing the quality of their performance.

The Compensation and Talent Committee met seven times during fiscal 2024. During fiscal 2024, the Compensation and Talent Committee retained Farient Advisors, LLC ("Farient") and Meridian Compensation Partners ("Meridian") for compensation consulting services, which included executive compensation and governance plan design. Neither Farient nor Meridian provided services with respect to the individual compensation amounts to be paid to individual executives. FactSet paid $93,725 to Farient and $138,341 to Meridian for services provided to the Compensation and Talent Committee during fiscal 2024.

The Board has determined that each member of the Compensation and Talent Committee is independent under the listing standards of the NYSE and NASDAQ.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation and Talent Committee during the last fiscal year is a former or current officer or employee of FactSet or any of its subsidiaries. No executive officer of FactSet served or serves on the compensation committee or board of any company that employed or employs any member of the FactSet Compensation and Talent Committee or Board. Accordingly, there are no relationships required to be disclosed under this caption under the rules of the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of candidates for nomination as directors and makes recommendations to the Board regarding prospective nominees to the Board. The Nominating and Corporate Governance Committee also develops and recommends to the Board for its approval an annual evaluation process of the effectiveness of the Board and its committees and oversees the annual evaluations.

The Nominating and Corporate Governance Committee oversees the Board's efforts to maintain high standards of corporate governance, issues recommendations to the Board regarding corporate governance matters, and oversees risks related to our governance structure. It also oversees our position on corporate social responsibility and public issues of significance that affect our key stakeholders, including reviewing the impact of our business operations, procedures and processes on our employees, stockholders, citizens and communities. The Nominating and Corporate Governance Committee also assists in succession planning and recruitment for our senior management, including the CEO.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE and NASDAQ. The Nominating and Corporate Governance Committee met three times during fiscal 2024.

Corporate Sustainability

Environment and Sustainability

FactSet is committed to sustainable growth for our clients, employees, partners, investors, and the communities in which we live and work. We are a proud signatory of the UN Global Compact and the internationally recognized UN Principles for Responsible Investment, demonstrating our commitment to providing, developing and promoting services that support our clients' implementation of these principles, as well as making those principles part of our strategy, culture, and day-to-day operations.

2024 Proxy Statement 23

As a global business with a presence in 20 countries, we recognize that we have a responsibility to manage our environmental impact and be transparent about our practices. In fiscal 2024, we received approval of our near-term greenhouse gas (GHG) emissions reduction targets from the Science Based Targets Initiative (SBTi), which supplements our separate, previously announced goal of achieving net zero Scope 1 and 2 emissions by 2040. During fiscal 2024, we published our third-party-validated Scope 1, Scope 2, and Scope 3 GHG emissions for fiscal 2023. Our validated Scope 1 and Scope 2 GHG emissions for fiscal years 2019-2023, and Scope 3 GHG emissions for fiscal 2023, can be found on the Sustainability page of our website at https://www.factset.com/company/sustainability. We are dedicated to working towards disclosing additional relevant environmental performance measures in the future and to further enhancing our sustainability practices.

You can view our most recent Sustainability Report at: https://issuu.com/factset/docs/factset_sustainability_report_2023?fr=sY2I1ZTcyMzk5MTE

Human Capital Management
As of August 31, 2024, we had 35 offices in 20 countries with 12,398 employees. Our employees are key to our success and enable us to execute at a high level. We have built a collaborative culture that recognizes and rewards innovation and offers employees a variety of opportunities and experiences. We believe that our continued focus on our employees helps us to provide high quality products and services to our clients. For additional information on our employees; employee engagement; diversity, equity and inclusion; hybrid workforce; learning and development efforts; and compensation, benefits and well-being, see Part I, Item 1. Business, Human Capital Management in our 2024 Annual Report.
Corporate Responsibility
We continue to invest in the communities where we operate through our Corporate Responsibility program and the FactSet Charitable Foundation (the "Foundation"). We have an approximately 90% participation rate in our Corporate Responsibility program through a variety of initiatives. In fiscal 2024, FactSet employees served over 18,000 volunteer hours in 454 volunteer events globally. Our Corporate Responsibility program is anchored by our four Pillars of Service: Inspire Tomorrow's Engineers, Educate to Elevate, Alleviate Food Insecurity, and Protect Our Environment.

INSPIRE TOMORROW'S ENGINEERS

Developing future technology leaders by helping young people grow their engineering skills and find pathways into the tech industry.

EDUCATE TO ELEVATE

Preparing young people for future success with the skills, competencies, and connections to transition into quality work, education, and training.

ALLEVIATE FOOD INSECURITY

Ensuring young people have access to safe, nutritious food to boost educational attainment and encourage long-term achievement.

PROTECT OUR ENVIRONMENT

Preserving community green spaces in the places where we work and supporting research that empowers environmental conservation.

Through employee engagement and financial support from the Company and the Foundation, in fiscal year 2024, more than 835,000 meals were donated to people in need, bringing the total to 8.3 million meals since 2019. In addition, 30,000 trees were planted and more than 37,000 students received education opportunities as part of the Company's Corporate Responsibility program and donations from the Foundation.
The Foundation makes grants to support non-profit organizations implementing innovative programs designed to empower underserved students to experience greater educational support and enrichment, to think bigger, and to do their best work. The Foundation's goal is to support programs that create pathways to and through college and on to technology and finance careers. In
24 2024 Proxy Statement

fiscal 2024, the Foundation committed to five new multi-year grants spanning five countries, expanding its portfolio to ten grantees in six countries.

Political Contributions

It is our practice to not use corporate resources (including monetary and in-kind services) to make direct political contributions, including contributions to candidates, political parties or political action committees or in support of or opposition to ballot initiatives, and we made no such contributions during fiscal 2024.
Additional Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining integrity in the marketplace.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and all other officers, as well as our directors. A copy of the Ethics Code is available on our website at https://investor.factset.com on the Corporate Governance page of our Investor Relations website. You may also request a copy of the Ethics Code by writing to Investor Relations, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850. Any amendment to the Ethics Code (other than technical, administrative or non-substantive amendments) and any waiver of a provision of the Ethics Code that applies to a member of our Board or one of our executive officers will be promptly disclosed on the Corporate Governance page of our Investor Relations website at https://investor.factset.com.

Securities and Insider Trading Policy

Our Securities and Insider Trading Policy, most recently amended effective July 1, 2023, applies to the Company and all of our directors, officers, employees, and any other person who has material nonpublic information regarding the Company through their service to or other business dealings with FactSet. The policy prohibits buying or selling FactSet securities while in possession of material nonpublic information about us and from disclosing such information to others, and it prohibits trading on material nonpublic information learned through work with FactSet regarding any other company. The policy expressly prohibits the following activities with respect to our securities: short sales; transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company securities; use of FactSet stock in any securities lending program; and trading in derivatives of any FactSet security, such as exchange-traded put or call options and forward transactions.

Our Securities and Insider Trading Policy prohibits Restricted Persons, as defined in such Policy, which includes our Board members and our executive officers, from trading in or gifting FactSet stock during quarterly blackout periods. In addition, the policy prohibits all members of our Board and all our executive officers of the Company from trading in FactSet securities during the four business days before and four business days after announcement by the Company of a share repurchase plan or program or announcement of an increase of an existing share repurchase plan or program. All members of our Board and all of our executive officers are prohibited from holding FactSet securities in a margin account or pledging FactSet securities as collateral for a loan.

Contacting the Board

Stockholders and other interested parties may contact the Board, the Chair, the Lead Independent Director, or the non-management directors as a group by sending their correspondence to the Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850 or through the email address Board@factset.com. The Corporate Secretary will review all communications and forward them to the Chair. The Corporate Secretary may, however, filter out communications that do not relate to the Company’s business activities, operations or its public disclosures, but will maintain a record of these communications and make them available to the Chair (solicitations will not be recorded or forwarded). Any communications received by the Chair regarding concerns relating to accounting, internal accounting

2024 Proxy Statement 25

controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Director Compensation Program

The general policy of the Board is that compensation for directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation and Talent Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. Each director is provided access to the FactSet service, at no charge, which allows them to utilize our suite of products.

During fiscal 2024, non-employee director compensation consisted of:

•An annual retainer of $60,000. Each director may choose to receive the retainer as a quarterly cash payment or receive the equivalent value in an equity grant consisting 50% of non-qualified stock options and 50% of restricted stock units;
•An equity grant of non-qualified stock options having an intended grant date fair value of $75,000; and
•An equity grant of restricted stock units having an intended grant date fair value of $75,000.
•Equity grants for non-employee directors are made on January 15 (or the first business day thereafter) of each year. Stock options granted to non-employee directors vest fully on the first anniversary of the grant date and have a seven-year term. Restricted stock units granted to non-employee directors vest fully on the first anniversary of the grant date.
•Any director appointed during a fiscal year is entitled to receive:
•Pro rata cash payments of the annual retainer during the year the director begins service; and
•A pro rata equity grant for the appropriate portion of the first year of service on January 15 (or the first business day thereafter) of the year following the start of service, in addition to the standard annual grant for the year following the start of service.

The FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (the “Director Plan”) provides for the grant of share-based awards, including stock options and restricted stock units, to non-employee directors of FactSet. Under the Director Plan, the Compensation and Talent Committee may award an annual equity grant to each non-employee director on or around January 15th of each year. The number of option shares or restricted stock units to be granted in order to deliver the intended value will be determined on the grant date.

The Compensation and Talent Committee recommended and the Board approved an annual equity grant of 565 non-qualified stock options and 164 restricted stock units to each of the non-employee directors serving on the Board on January 16, 2024. Additionally, each non-employee director serving on the Board on January 16, 2024 was given an award of $60,000 with the election to receive the retainer as a quarterly cash payment or receive the equivalent value in a mix of non-qualified stock options and restricted stock units. For fiscal 2024, directors Abrams, Choy, Shavel, and Tejada opted for the equity grant consisting of 226 non-qualified stock options and 65 restricted stock units.

The exercise price for the non-qualified stock options granted under the retainer and annual grant was $462.23 per share, being equal to the closing price of FactSet common stock on January 16, 2024. The grant date fair value for all non-qualified stock options was $132.78 and the grant date value for all restricted stock units was $458.23. The non-qualified stock options granted to directors vest 100% on the first anniversary of the date of grant and expire seven years from the date of grant while the restricted stock units granted to directors vest 100% on the first anniversary of the date of grant.

On September 22, 2020, the Board adopted stock ownership guidelines that require each of our non-employee directors to own FactSet stock having a value of at least $400,000. See "Compensation Discussion and Analysis — Stock Ownership and Holding Guidelines."

26 2024 Proxy Statement

We pay or reimburse our directors for travel, lodging and related expenses incurred in connection with attending Board, committee and stockholder meetings and other Company business related events. From time to time, we may reimburse a director’s expenses for participation in third party-supplied continuing education related to the director’s Board or committee service. There was no reimbursement for educational participation made to the directors during fiscal 2024.

Director Compensation Table

The following table provides information as to compensation for services of the non-employee directors during fiscal 2024.

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robin A. Abrams	$20,000	$105,393	$105,029	$—	$—	$—	$230,422
Siew Kai Choy	$—	$105,393	$105,029	$—	$—	$—	$210,422
Malcolm Frank	$60,000	$75,150	$75,021	$—	$—	$—	$210,170
Laurie G. Hylton(1)	$27,143	$—	$0	$—	$—	$—	$27,143
James J. McGonigle	$60,000	$75,150	$75,021	$—	$—	$—	$210,170
Lee Shavel	$—	$105,393	$105,029	$—	$—	$—	$210,422
Laurie Siegel	$40,000	$75,150	$75,021	$—	$—	$—	$190,170
Maria Teresa Tejada	$—	$105,393	$105,029	$—	$—	$—	$210,422
Elisha Wiesel	$60,000	$133,803	$133,842	$—	$—	$—	$327,645

1.Director Hylton joined the Board on March 19, 2024.
2.The cash fee earned by director Abrams during fiscal 2024 represents the pro rata portion of her $60,000 annual retainer for the period of September 1, 2023 through December 31, 2023, as she chose to receive the retainer for her service during 2023 in cash. The cash fees earned by director Siegel during fiscal 2024 represent the pro rata portion of her $60,000 annual retainer for the period of January 1, 2024 through August 31, 2024, as she chose to receive her retainer for service during 2024 in cash. The cash fee earned by director Hylton during fiscal 2024 represents the pro rata portion of the $60,000 annual retainer for the period of March 19, 2024 through August 31, 2024.
3.The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment, (“ASC Topic 718”), of restricted stock unit ("RSU") awards issued during fiscal 2024 pursuant to the Director Plan. For information on the valuation assumptions with respect to RSU grants, refer to the notes to the consolidated financial statements contained in our Annual Report on Form 10-K. On January 16, 2024, we granted 164 RSUs to each of the non-employee directors representing a grant-date fair value of $75,150. Additionally, directors Abrams, Choy, Shavel, and Tejada elected to receive their retainer for service during 2024 in a combination of RSUs and non-qualified stock options, which resulted in a grant of an additional 66 RSUs. Director Wiesel received an additional pro rata grant of 128 RSUs for his 2023 service. The grant date fair value for all RSUs was $458.23. At August 31, 2024, our non-employee directors had the following outstanding RSU awards, all of which were not fully vested: Robin A. Abrams, 230 RSUs; Siew Kai Choy, 230 RSUs; Malcolm Frank, 164 RSUs; Laurie G. Hylton, 0 RSUs; James J. McGonigle, 164 RSUs; Lee Shavel, 230 RSUs; Laurie Siegel, 164 RSUs; Maria Teresa Tejada, 230 RSUs; and Elisha Wiesel, 292 RSUs.
4.The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with ASC Topic 718, of stock option awards issued during fiscal 2024 pursuant to the Director Plan. For information on the valuation assumptions with respect to stock option grants, refer to the notes to the consolidated financial statements contained in our Annual Report on Form 10-K. On January 16, 2024, we granted 565 stock options to each of the non-employee directors representing a grant-date fair value of $75,021. Additionally, directors Abrams, Choy, Shavel, and Tejada elected to receive their retainer for service during 2024 in a combination of RSUs and non-qualified stock options, which resulted in a grant of an additional 226 non-qualified stock options. Director Wiesel received an additional pro

2024 Proxy Statement 27

rata grant of 443 non-qualified stock options for his 2023 service. The exercise price for the non-qualified stock options for both the retainer and annual grant was $462.23 per share, being equal to the closing price of our common stock on January 16, 2024. The grant date fair value for all non-qualified stock options was $132.78. At August 31, 2024, our non-employee directors had the following outstanding stock option awards, some of which were not fully vested: Robin A. Abrams, 11,099 options; Siew Kai Choy, 4,825 options; Malcolm Frank, 10,598 options; Laurie. G. Hylton, 0 options; James J. McGonigle, 10,171 options; Lee Shavel, 4,550 options; Laurie Siegel, 9,605 options; Maria Teresa Tejada, 2,059 options; and Elisha Wiesel, 1,008 options.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for recommending the nomination of directors and making recommendations to the Board regarding prospective nominees. The Committee identifies qualified candidates to become Board members consistent with criteria approved by the Board and our Director Nominee Selection Policy. The Committee considers the factors that it seeks in Board members such as capability, availability to serve, business and professional experience, talents, perspectives, conflicts of interest, and other relevant factors. The Committee seeks individuals as nominees with the highest personal and professional integrity, who have demonstrated strong ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stakeholders. The Committee aims to actively identify and recruit diverse candidates, including considering factors such as race, gender, age and national origin, and requires that the search process for each new director includes qualified candidates who are gender, racially and/or ethnically diverse (and instructs any search firm the Committee engages to do the same).

The description of each nominee set forth in the “Business Experience and Qualification of Board Members” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board at this time. Nominees for the Board should be committed to enhancing long-term stockholder value, must possess a high level of personal and professional ethics, and must demonstrate strength of character, independent thought, sound judgment, integrity, professionalism, leadership, meaningful accomplishments and business knowledge. The Board encourages selection of directors who will help us fulfill our responsibility to our stockholders and contribute to our overall corporate goals.

The Nominating and Corporate Governance Committee accepts candidates for nomination recommended by stockholders in written communications to our Secretary in accordance with its policy and evaluates them in the same manner and under the same criteria as candidates and nominees identified via other sources. The Committee will consider director candidates for nomination recommended by stockholders in written communications to our Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in our Director Nominee Selection Policy, a copy of which may be found on our Investor Relations website at https://investor.factset.com.

The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

•Identification of the qualifications and skills sought in director candidates in the context of the size of the Board relative to target, current composition and needs of the Board, and the strengths, weaknesses and gaps identified by the committee in its evaluation of the effectiveness of the Board.
•Identification of director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and, if so desired, referrals from a director search firm or equivalent service retained by FactSet.
•Review of each candidate’s qualifications to determine which candidates best meet the Board’s required and desired criteria.
•Interviews of an interested candidate by the Committee Chair, at least one other committee member, the CEO and appropriate members of senior management.
•Report to the Board by the committee on the selection process.
•Recommendation by the committee of a nominee to the Board.
•Satisfactory completion of a background check on the nominee.
•Formal nomination by the Board for inclusion of the candidate in the slate of directors for the annual meeting of stockholders or appointment by the Board to fill a vacancy between stockholder meetings.
28 2024 Proxy Statement

A stockholder who wishes to recommend to the Nominating and Corporate Governance Committee a candidate for nomination to the Board must communicate with our Corporate Secretary at our corporate headquarters address at 45 Glover Avenue, Norwalk, CT 06850 and provide in a timely manner: (i) the candidate’s full name, address, email and phone number; (ii) a statement by the candidate that the candidate wishes to be nominated and is willing and able to serve as a director; (iii) a statement of the good faith belief by the proposing stockholder that the candidate meets our criteria, and (iv) such other written documentation as the Committee may reasonably request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in our Bylaws, Corporate Governance Guidelines and Director Nominee Selection Policy. Additionally, the Board may require that any such candidate proposed by a stockholder submit to a standard background check.

Proxy Access

Alternatively, a stockholder, or a group of up to 20 stockholders, who own 3% or more of the Company’s voting stock continuously for at least three years, may nominate and include in the Company’s proxy materials nominees for election as directors of FactSet. Such stockholder or group of stockholders may nominate up to the greater of two nominees or 20% of the Board, provided that the stockholder or group of stockholders and the nominee(s) satisfy the requirements specified in the proxy access provision of our Bylaws.

2024 Proxy Statement 29

Proposal 1: Election of Directors

Stockholders will elect four directors at the Meeting. If elected, Siew Kai Choy, Laurie G. Hylton, Lee Shavel, and Elisha Wiesel will hold office for a term not exceeding one year or until a successor is elected and qualified. Your proxy will be voted in favor of those persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board to fill any vacancy. Business experience and qualifications on these nominees and the other members of the Board is presented in this Proxy Statement under the caption “Business Experience and Qualifications of Board Members.”

Vote Required: The four nominees for election as directors of the Company who receive a majority number of “FOR” votes cast at the meeting (either at the virtual Meeting or by proxy) will be elected as directors.

     FactSet’s Board recommends that:
•Siew Kai Choy, Laurie G. Hylton, Lee Shavel, and Elisha Wiesel each be elected to serve a one-year term expiring in concurrence with the Annual Meeting of Stockholders for 2025

30 2024 Proxy Statement

AUDIT COMMITTEE REPORT

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of our financial reporting, accounting systems and controls. The Board has reviewed independence for audit committee members as defined by both the NYSE and NASDAQ and has determined that each member of the Audit Committee met each listing’s standard. The Audit Committee has a direct line of communication with FactSet’s independent registered public accounting firm.
The responsibilities of the Audit Committee are set forth in its charter, which is available on our website at
https://investor.factset.com.
In fulfilling its responsibility, the Audit Committee discusses with the Company’s independent registered public accounting firm the overall scope and specific plans for their audit. The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP the audited consolidated financial statements contained in our Fiscal 2024 Annual Report on Form 10-K. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting our consolidated financial statements. Lastly, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP concerning such auditors’ independence from FactSet and has discussed with Ernst & Young LLP its independence as required by the Public Company Accounting Oversight Board.
In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board and the Board has approved the inclusion of the audited consolidated financial statements for the fiscal year ended August 31, 2024 in our Fiscal 2024 Annual Report on Form 10-K for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Laurie G. Hylton, Chair
Lee Shavel
Siew Kai Choy
Maria Teresa Tejada

2024 Proxy Statement 31

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Beginning with the audit of FactSet’s 2014 fiscal year, Ernst & Young LLP has served as our independent registered public accounting firm. Their initial appointment was ratified by stockholders at our 2013 Annual Meeting. The Audit Committee has again appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025, and the Board has recommended ratification of that appointment to the stockholders of the Company. A representative from Ernst & Young LLP will attend the Meeting to respond to appropriate questions and make a statement should they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows the total fees billed or accrued for professional services provided to us by Ernst & Young LLP for the fiscal years ended August 31, 2024 and 2023.

	Fiscal 2024	Fiscal 2023
Audit fees(1)	$2,615,600	$2,666,100
Tax fees(2)	$378,000	—
All other fees(3)	—	3,600
Total	$2,993,600	$2,669,700
(1)Represents fees for professional services rendered for the integrated audit of our annual consolidated financial statements and of our internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Represents fees related to tax consulting services.
(3)All other fees represent fees for professional services other than the services reported above, including permissible consulting services and subscriptions to accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2024 and 2023, all of the services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP during fiscal 2024 and 2023, respectively, was compatible with maintaining the independence of the firm.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthen the audit. Moreover, the mandatory partner rotation policy expressed above, the normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel, and the Audit Committee’s practices restricting non-audit engagements of the independent auditor, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As a result of the partner rotation policy, a new Ernst & Young LLP partner rotated onto our account as lead engagement partner for our 2024 fiscal year, replacing a lead engagement partner that served our account for the prior five fiscal years. As provided in the Audit Committee’s charter, the Audit Committee regularly evaluates its independent registered public accounting firm. The Audit
32 2024 Proxy Statement

Committee will periodically consider alternatives to ensure that the Audit Committee and our stockholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee charter and in the Audit Committee Report, Ernst & Young LLP, the independent auditor, reports directly to the Audit Committee and the Audit Committee is charged with evaluating the independent auditor's independence.

FactSet’s Board recommends that you vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2025.

2024 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section describes the general objectives, principles and philosophy of our executive compensation program, focused primarily on the compensation during fiscal 2024 of our Named Executive Officers (“NEOs”) who are listed as follows:

F. Philip Snow:	Chief Executive Officer
Helen L. Shan: (1)	Executive Vice President, Chief Financial Officer and Chief Revenue Officer
Goran Skoko: (2)	Executive Vice President, Managing Director EMEA and Asia Pacific, Head of Dealmakers & Wealth
Katherine M. Stepp:	Executive Vice President, Chief Technology Officer
Catrina Harding:	Executive Vice President, Chief People Officer
Linda Huber: (3)	Former Executive Vice President, Chief Financial Officer

1.    On July 22, 2024, Ms. Shan assumed the role of Chief Financial Officer in addition to her existing position as Chief Revenue Officer. Ms. Shan ceased serving as Chief Revenue Officer effective September 1, 2024, the start of our 2025 fiscal year.
2.    Mr. Skoko served as Head of Dealmakers & Wealth during the full 2024 fiscal year and became Chief Revenue Officer and ceased serving as Head of Dealmakers & Wealth effective September 1, 2024, the start of our 2025 fiscal year.
3.    Ms. Huber served as Executive Vice President, Chief Financial Officer during fiscal 2024 from September 1, 2023 through July 22, 2024. She served as a finance advisor to the Company from July 22, 2024 through the remainder of our 2024 fiscal year.

Executive Summary

Our fiscal 2024 results and NEO compensation decisions continue to illustrate the application of our pay-for-performance philosophy, with NEO pay being driven by another year of solid financial performance, as well as continued positive developments in other significant areas of our operation.

During fiscal 2024, we continued to strengthen our compensation governance structure. We added new elements to our annual cash incentive award plan for our executives and our long-term performance share unit award program which further reinforces our pay for performance alignment. These revisions require substantial top line growth as a prerequisite to making payments under these plans based on margin and operating earnings performance as a means of stressing the importance of ASV and revenue growth for FactSet. The Compensation and Talent Committee also engaged a new independent compensation consultant, Meridian Compensation Partners ("Meridian"), during fiscal 2024, to provide new perspectives and analysis on the Company's compensation approach and structure.

Our Business and Strategic Overview

FactSet is a global financial digital platform and enterprise solutions provider with open and flexible technologies that aims to supercharge financial intelligence. Our platform delivers expansive data, sophisticated analytics, and flexible technology used by global financial professionals to power their critical investment workflows. As of August 31, 2024, we had more than 8,200 clients comprised of over 216,000 investment professionals, including institutional asset managers, bankers, wealth managers, asset owners, partners, hedge funds, corporate users, and private equity and venture capital professionals. Our revenues are primarily derived from subscriptions to our multi-asset class data and solutions powered by our connected data and technology platform. Our products and services include workstations, portfolio analytics and enterprise data solutions. We also offer managed services that operate as an extension of our clients' internal teams to support data, performance, risk and reporting workflows.

We drive our business based on detailed understanding of our clients’ workflows, which helps us to solve their most complex challenges. We provide financial data and market intelligence on securities, companies, industries and people to enable our clients to research investment ideas and analyze, monitor and manage their portfolios. Our solutions span the investment life cycle of investment research, portfolio construction and analysis, trade execution, performance measurement, risk management and reporting. We provide open and flexible technology offerings, including a configurable desktop and mobile platform, comprehensive
34 2024 Proxy Statement

data feeds, cloud-based digital solutions and application programming interfaces ("APIs"). The CUSIP Global Services ("CGS") business supports security master files relied on by the investment industry for critical front, middle and back-office functions. All of our platforms and solutions are supported by our dedicated client service team.

We strive to be a trusted enterprise partner and service provider to our clients across the financial services spectrum, delivering relevant intelligence, insights and execution solutions tailored to our clients’ business models. To execute our strategy, we are focused on three core pillars and primary areas of investment:

•Expanding our data offerings: We continue to scale up our data ecosystem to provide a comprehensive inventory of industry, proprietary and third-party data. This includes granular data for key industry verticals, real-time market data, fund data and sustainable finance. We believe that our breadth of high-quality, connected data will serve as critical raw material for large language models. In addition to using our growing data catalog to power our AI-powered workstation products, we aim to continue to expand our data delivery capabilities in the cloud and through other methods to advance our position as an enterprise data provider for our clients.

•Embedding deeper in client workflows: Through continued innovation, we aim to deepen our integration into our clients' workflows. We are focused on expanding further into the buy-side front office by leveraging our expertise in portfolio performance, analytics, and risk management. In addition, we are building on our strong presence on advisor desktops by expanding into prospecting and digital reporting workflows. We are also working to introduce next-generation automation in research, financial modeling, and pitch creation.

•Innovating with AI: Our artificial intelligence roadmap, driven by our FactSet AI Blueprint, continues to resonate with our clients. We recently launched new AI-powered solutions for generating portfolio performance commentary, analyzing earnings call transcripts, and requesting FactSet data using natural language queries in client-built environments and chatbots. We believe that our pragmatic, open and flexible approach to leveraging AI to enhance our clients’ workflows will differentiate FactSet from our competitors and drive growth.

2024 Proxy Statement 35

Highlights for Fiscal 2024

In fiscal 2024, FactSet continued the solid execution which has resulted in consistent growth and returns for our stockholders. Among the many FactSet accomplishments in fiscal 2024 compared to fiscal 2023:

▪GAAP revenues increased 5.6% to $2.20 billion, up 5.7%1 organically, marking our 44th consecutive year of increase.
▪Annual Subscription Value ("ASV") plus Professional Services was $2,276.0 million at August 31, 2024, compared with $2,174.6 million at August 31, 2023. Organic ASV plus Professional Services was $2,272.8 million at August 31, 2024, up 4.8% from the prior year.
▪GAAP operating margin was 31.8%, compared with 30.2% for the prior year, and adjusted operating margin was 37.8%, compared with 36.2% in the prior year.
▪GAAP diluted earnings per share ("EPS") increased 15.5% to $13.91. Adjusted diluted EPS increased 12.3%1 to $16.451. This marks the 28th consecutive year that we have increased our adjusted diluted EPS.
▪Net cash provided by operating activities totaled $700.3 million. Free cash flow increased 5.1%1 to $614.7 million1.
1.Organic revenue, Adjusted diluted EPS and Free cash flow are non-GAAP financial measures. For a reconciliation to the most directly corresponding GAAP figures, refer to "Results of Operations, Non-GAAP Financial Measures" in Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our fiscal 2024 Annual Report on Form 10-K.
▪Client count increased by 3.7% or 296 during the year to 8,217 as of August 31, 2024.
▪User count grew by 13.9% or 26,409 from the prior year to 216,381 at August 31, 2024.
▪Annual ASV retention was greater than 95%. When expressed as a percentage of clients, annual retention was 90%.
▪In May 2024, we increased our quarterly dividend by $0.06 or 6% per share to $1.04, marking the 25th consecutive year we increased our dividends, highlighting our continued commitment to returning value to our stockholders.
▪We returned $385.9 million to stockholders in the form of share repurchases and dividends during the 2024 fiscal year, representing a return of 55% as a percentage of free cash flow and proceeds from employee stock plans.
▪Since 2020, we have repurchased over 2.5 million shares for approximately $896 million under our share repurchase program and paid approximately $644 million in dividends, for an approximate total return of $1,540 million to our stockholders. This return represents a five-year average cash return of 50.8% as a percentage of free cash flow and proceeds from employee stock plans.
36 2024 Proxy Statement

Returning Capital to Shareholders
(in millions except share price)
$270.10
$330.26
$403.44
$410.64
$437.40
$201
$265
$19
$177
$235
$110
$118
$126
$139
$151
2020
2021
2022
2023
2024
Cash Dividends
Share Repurchases
Avg. Share Price

▪In connection with the acquisition of CUSIP Global Services ("CGS"), FactSet entered into a new credit agreement providing for a $1 billion term loan and revolving credit facilities. As of August 31, 2024, FactSet had a term loan principal balance of $125 million, having made $875 million in total term loan principal payments since the inception of the loan.
▪We launched multiple new AI-powered solutions during fiscal 2024, including FactSet Mercury to assist junior banker workflows, Transcript Assistant for earnings call analysis, and our Portfolio Commentary for automation of attribution analysis.
▪We garnered multiple awards for our products and technology during fiscal 2024, gaining industry-wide recognition for our solutions across multiple workflows. We are honored to be recognized by so many prestigious organizers and media outlets across our breadth of workflow solutions and data types and thank our clients for their support and all of our FactSet employees who work to develop, innovate and support our data and workflow solutions that address the ever-evolving needs of our clients.
▪We were included in Time America's Best Mid-Size Companies 2024 and Newsweek's America's Greenest Companies 2024, received a silver medal from EcoVadis for our sustainability efforts, and were named one of the Philippines' Best Employers for 2024.
▪We hosted FactSet FOCUS in Miami, our 11th client symposium. The event featured hundreds of product demonstrations, engaging keynotes, and energizing discussion around the future of financial technology, the opportunities presented by generative AI, and the power of data.
▪We launched our “Not Just the Facts” campaign, designed to increase awareness of our brand through one of our core differentiators—our ability to contextualize our premier data offering through industry-leading tech, robust analytics, and comprehensive support. The campaign, which uses comedy to show why context and personalization are important, garnered 134 million impressions globally, growing FactSet brand recognition among key audiences, including wealth managers and risk professionals.

2024 Proxy Statement 37

ASV plus Professional Services Growth is one of the primary metrics we use to measure our performance, and it is a key measure used in our annual incentive plan. We believe that this measurement is useful as an indication of our future growth and sustainable performance. As illustrated in the table below, our Organic ASV plus Professional Services has continuously grown since 2020.

Consistent Growth in Organic ASV & Professional Services

$1.56B
$1.68B
$1.84B
$2.18B[1]
$2.27B[1]
2020
2021
2022
2023
2024

[1] Fiscal 2023 and 2024 Organic ASV includes CGS.

Compensation Philosophy

Pillars of our Compensation Philosophy

Our compensation philosophy and principles have remained steadfast over time, but we continue to evolve our compensation programs to meet these needs in a competitive rapidly changing global environment. We have two key pillars to our compensation philosophy:

Our executive compensation is structured to encourage management decisions and behaviors that align with the long-term interests of our stockholders.
To achieve our strategic goals, we design our compensation program to attract, motivate and retain talented employees who can successfully execute our strategy.

38 2024 Proxy Statement

Our Compensation Principles

At the heart of our compensation program are six principles that govern the design of our compensation program. The Compensation and Talent Committee works to embed these principles across the various elements of our executive compensation.

     The overall employee value proposition transcends compensation, to include our work environment, professional development, employee well-being, a high-performance culture, and challenging work opportunities.

     We pay for performance as measured by our collective operating performance as a company and individual performance toward executing our strategy, accelerating growth, and contributing to company-wide results.

     Performance is evaluated, not only on what goals are achieved over the short and long term, but also on how they are achieved, specifically to maintain the strong culture and the collaborative mindset that continues to be critical to our success.

We believe in paying not only for our operating results but also for progress in building our foundation in ways that position FactSet for future growth.
We believe our compensation program promotes a long-term ownership mindset and attracts, motivates and retains our talent who drive stockholder value over time.
     We establish total compensation packages for different roles that balance external market pay competitiveness with an internal framework considering the contribution within our organization. Compensation includes cash elements which are targeted to be in line with the market and equity opportunities that can be worth substantially more as we grow and achieve targets in line with our strategic plans.

Role of the Compensation and Talent Committee

The Compensation and Talent Committee of the Board oversees our executive compensation program, including the evaluation and approval of the compensation plans, policies and programs offered to our CEO, NEOs and the CEO’s other direct reports. The Committee also focuses on helping the Company recruit and retain the talent needed to continue to drive FactSet's growth, including overseeing our DE&I initiatives, hybrid workplace development and other key human capital matters. The Compensation and Talent Committee operates under a written charter adopted by the Board, and is comprised entirely of independent, non-employee directors, including the Chair of our Board of Directors. A copy of the Committee Charter is available on our website at https://investor.factset.com on the Corporate Governance page of our Investor Relations website.

Stockholder Engagement and Say on Pay

Management and the Board make themselves available to investors to have a continuing dialogue and to receive any feedback our stockholders may have to better understand their perspectives regarding our governance and compensation plans. It is essential to FactSet that our stockholders are afforded a chance to provide their views on topics of interest, and receptivity to stockholder views is an essential component of the Board’s decision-making process.

During the fourth quarter of fiscal 2023, our Board Chair and the Chair of our Compensation and Talent Committee met with six of our largest stockholders, who collectively owned approximately 36% of the outstanding shares of our common stock, to discuss our executive compensation policies and practices, as well as governance, stewardship and sustainability at FactSet. We heard from these stockholders that they were strongly supportive of the overall design of the program, which focuses on long-term financial performance that drives stockholder value. During fiscal 2024, we worked to incorporate their valuable feedback when reviewing and making decisions relating to the design of our executive compensation programs.

2024 Proxy Statement 39

Historically, we have received extremely high approval percentages for our executive compensation programs. At our 2023 Annual Meeting, 96.4% of the votes were cast “FOR” approval of our executive compensation program. This continues the trend of high rates of stockholder support for our executive compensation programs, which has seen approval levels in excess of 95% at all of our Annual Meetings since 2014. We believe the results of these votes affirm the support of our stockholders for our executive compensation programs. Despite these high scores, we are always looking at ways we can continue to strengthen our compensation programs to establish an even more solid tie between pay and performance.

Compensation Governance Features
We employ several best practice compensation governance policies and practices. Below is a summary of “what we do” and “what we don't do” in terms of compensation governance.
40 2024 Proxy Statement

What we do:	What we don't do:
•We pay for performance with a focus on long-term value creation	•We have no employment contracts for NEOs
•We utilize quantitative company performance measures	•We prohibit our directors and officers from hedging or pledging FactSet stock
•Our clawback policy covers both long-term and short-term incentive awards	•We pay no significant perquisites or benefits to our NEOs
•Our clawback policy allows for recoupment of incentive and time-based equity compensation in the event of misconduct	•We give no excise tax gross ups to our NEOs
•We conduct an annual risk assessment of our pay programs and structure	•There are no “evergreen” annual share increase provisions in our equity stock plans
•We have an annual say-on-pay vote by our stockholders	•We do not allow repricing of stock options
•We have double-trigger change of control vesting provisions	•We do not utilize a discount from fair market value in setting the exercise price of stock options
•Our Compensation and Talent Committee contains only independent directors and retains an independent compensation consultant	•We do not offer pensions or supplemental executive retirement, health or insurance benefits
•We maintain robust stock ownership requirements for our directors, NEOs and other members of management	•We pay no dividends on performance share units or restricted share units unless and until they vest
•We craft our compensation structure to discourage imprudent risk taking	•We have no individual severance or change-in-control agreements with NEOs and other members of management
•We have an executive severance plan covering our NEOs and other members of senior management	•We will not grant stock options within four business days before, or one business day after, public disclosure of material nonpublic information

Fiscal 2024 Compensation Structure

For fiscal 2024, the Compensation and Talent Committee structured our executive compensation practices consistent with our executive compensation philosophy and principles.

The Committee continued to implement the compensation plan design themes resulting from a comprehensive executive officer total compensation market review performed in fiscal 2020 by Farient Advisors, LLC ("Farient"), independent compensation consultant to the Compensation and Talent Committee. That market review included, among other items, an analysis of compensation levels (e.g., competitiveness of base salary, annual incentive, and long-term incentives) and incentive program design (e.g., appropriateness of performance measures, annual incentive program targets and measures, long-term incentive plan targets, and compensation methods). The purpose of the competitive review and discussions were to ensure that our compensation programs:
•are consistent with competitive market practices and compensation levels;
•support our go-forward business strategy; and
•align with our compensation philosophy, principles and pay-for-performance mindset.

Based on this detailed compensation study, we found a competitive pay gap for our NEOs, which we continued to combat when designing our fiscal 2024 compensation program and determining our executive compensation levels for fiscal 2024. We also took into account that the competition for talent is increasing and we need to be equipped to recruit and retain the top talent that will help us accomplish our long-term goals.

2024 Proxy Statement 41

Core Elements of Total Direct Compensation

In making compensation decisions, the Compensation and Talent Committee has sought to reinforce the correlation between FactSet’s performance and executive compensation. The Compensation and Talent Committee has designed the executive compensation program to motivate, retain, engage and appropriately reward our executive officers. Compensation for our NEOs is based both on operating performance at FactSet's collective and strategic workflow levels as well as the NEO's individual performance toward executing FactSet’s strategy, accelerating growth, and contributing to company-wide results. By encouraging NEOs to strive for outstanding individual and team performances, they are expected in turn to drive the positive performance of FactSet as a whole.

The core elements of our NEOs’ compensation package consist of base salary, annual incentive and long-term incentive, which we collectively refer to as "Total Direct Compensation." Incentive awards are composed of a mix of annual incentives in the form of cash and long-term incentive equity grants, which may include stock options, performance share units ("PSUs"), and restricted share units ("RSUs"). Taken together, Total Direct Compensation is tied to performance and closely linked to long-term growth, achievement of financial objectives, and stock price appreciation.

The principal components of our current executive compensation program include the following:

Total Compensation Element	Payment Form	Performance Measure/Determinant	Strategy & Performance Alignment
Base Salary	Cash	•A fixed element of compensation that recognizes an individual's role and expertise •Intended to be competitive to attract and retain key employees

•Reviewed on an annual basis and is periodically adjusted to be based on individual performance and contributions, market trends, and competitive position

•There is no formula to review base salaries, and no one factor is weighted more heavily than another

42 2024 Proxy Statement

Annual Incentive	Cash
Company Performance (80%)
•For corporate leadership, ASV plus Professional Services Growth and Adjusted Operating Margin on a company-wide level
•For strategic workflow heads, ASV plus Professional Services Growth and Adjusted Operating Margin both on a company-wide level and on a strategic workflow level
•Minimum level of performance required for financial component of annual incentive
Individual Goals (20%)
•Key goals established for each NEO

•Rewards and recognizes annual accomplishment of key financial objectives

•Performance measures aligned with FactSet’s growth, both on a company-wide and strategic workflow basis

•Specified performance achievements required to fund incentive payments. If one or more components of performance does not reach threshold level, some or all of the financial target portion of the annual incentive would not be paid to NEOs unless the Compensation and Talent Committee were to do so in its discretion

•Key individual goals are within the NEO’s area of responsibility and assessed annually

Long-Term Incentives	Stock Options	•Stock price •Accounts for 50% of our NEO Long-Term Incentive awards

•Increases alignment with long-term stockholder interests

•Promotes an ownership mindset, as the awards can greatly increase in value as long as there is stock price appreciation

•NEOs only benefit if our stock price appreciates from the date of grant of the award

•Five-year vesting period encourages retention and long-term horizon

Long-Term Incentives	Performance Share Units	•Stock price •Accounts for 50% of our NEO Long-Term Incentive awards
•Rewards and recognizes accomplishment of key financial objectives over a three-year period corresponding to FactSet's current three-year plan

•Performance measures aligned with FactSet’s growth

•Aligns with stockholder interests as the awards can greatly increase in value when there is stock price appreciation and exceptional performance

2024 Proxy Statement 43

Long-Term Incentives	Restricted Share Units	•Stock price

•Increases alignment with stockholder interests

•Promotes an ownership mindset, as the awards can greatly increase in value when there is stock price appreciation

•Three to five year vesting period encourages retention and long-term horizon

Significant Percentage of Executive Pay Is at Risk

Since executive compensation is delivered principally in the form of annual and long-term incentive awards, a significant portion of executive pay is at risk and dependent on our future performance. Our stock option awards derive value directly from price appreciation in our common stock and have no value if our common stock price does not appreciate prior to expiration of the stock options. Our PSU awards derive value only when we achieve the specified performance goals required for the PSUs to vest, have no value if we do not achieve the threshold performance targets specified in the PSU grants, and have increased value if our common stock price appreciates and if actual performance exceeds target performance levels. Our RSU awards derive value from the value of our common stock and have increased value if our common stock price appreciates.

The below pay mix charts illustrate how our CEO and our other NEOs have a significant portion of their pay at risk based on performance, including a mix of both short-term and long-term performance related compensation components. The charts represent the proportion of target Total Direct Compensation for our CEO and our other NEOs in fiscal 2024 attributed to base salary, target annual incentive opportunity, and target long-term incentives, including stock options, PSUs and RSUs. The pay mix chart for our other NEOs represents the average target pay mix for the NEOs reported below in our Summary Compensation Table other than our CEO.

44 2024 Proxy Statement

Fiscal 2024 Policies and Practices

Pay is not only based on current operating results, but also rewards progress towards future growth

A substantial portion of NEO compensation is subject to achieving both short-term and long-term performance objectives that enhance stockholder value. FactSet is focused on ASV plus Professional Services Growth and Adjusted Operating Margin for our annual plan metrics. ASV plus Professional Services Growth is reflective of future sustainable performance and is a strong indicator of growth over the long term. Adjusted Operating Margin is reflective of profitable growth on a going forward basis.

Cash incentive compensation rewards annual (short-term) performance, while equity-based compensation promotes an ownership mindset (long-term). The allocation between annual incentive compensation and long-term equity compensation is based primarily on an evaluation of an executive’s overall role and contributions to FactSet, taking into account competitive practices. Equity-based compensation, specifically stock options, PSUs and RSUs, represents a significant portion of total compensation for our NEOs, and for all of these, NEO benefits align with appreciation in our common stock price. The Compensation and Talent Committee has viewed stock options as a method, not only of encouraging the NEOs to drive performance in the long-term, but also of encouraging the retention of executives through the five-year stock option vesting schedule, which is longer than typical market practice.

The interests of NEOs as owners of stock and holders of long-term equity awards have been aligned with those of stockholders due in part to the large share ownership such executives already maintained or have an opportunity to build. Our introduction in fiscal 2021 of stock ownership guidelines that apply to our NEOs and certain other covered executives are intended to further this alignment between our NEOs and our stockholders. During fiscal 2024, we performed our annual compliance calculation under the stock ownership guidelines as of February 1, 2024, and informed our NEOs and other covered executives of the status of their holdings relative to these guidelines at that time. We will continue to do this assessment annually to assist our NEOs and other covered executives in meeting their ownership and holding guidelines. See "Stock Ownership and Holding Guidelines" below.

Total compensation packages for different roles that balance external market pay with an internal framework

Total compensation packages are established by balancing external market pay with an internal framework considering each employee's contribution and a focus on collaboration. The Compensation and Talent Committee determines annual compensation and annual stock-based incentive awards for the NEOs during the same time frame that it approves annual award pools for FactSet as a whole. For NEOs, compensation includes cash elements which are targeted to be relatively in line with the market and equity opportunities that can be worth substantially more as we grow and outperform the competition or internal plans.

Defined qualitative factors beyond the quantitative financial metrics

In addition to the financial metrics in the annual incentive plan, each NEO also has non-financial objectives that are set every year and focus the NEO’s efforts on specific business needs. These objectives may include leadership, talent development, commitment to diversity, equity and inclusion ("DE&I"), sustainability efforts, special assignments, project management, governance objectives, engagement in global offices, exposure to employees, key clients, investors and analysts, and other specific individual performance objectives. The NEO’s achievement of certain goal levels as well as other accomplishments made during the year guide and influence the NEO’s salary, target annual incentive and equity award. See "Elements of Compensation and Fiscal 2024 Performance - Annual Incentive" below for more information on our NEO's qualitative goals for fiscal 2024.

Attract and retain talented personnel

We operate in several highly competitive labor markets and must ensure that our total compensation package compares well with that offered by competitors in those markets. The Compensation and Talent Committee has designed executive compensation bearing in mind the compensation offered by other companies in the technology and financial information industry, to the extent such information is publicly available.

2024 Proxy Statement 45

Decision-Making Process

Role of the Compensation and Talent Committee, Management, and Compensation Consultant

The Compensation and Talent Committee is responsible for reviewing and making decisions about executive policies and plans, including the amount of base salary, annual incentive and long-term incentive awarded to the NEOs, in accordance with FactSet’s established compensation philosophy. In addition, the Compensation and Talent Committee is responsible for administering the compensation plans in accordance with these objectives, strategy, and philosophy. In this process, the Compensation and Talent Committee evaluates information provided by its independent compensation consultant, our CEO, and other members of FactSet management. The Compensation and Talent Committee evaluates and approves various topics on an annual or as-needed basis, including, but not limited to, compensation levels and mix, compensation plan design, executive performance versus the plan, peer group, succession planning, and risk assessment.

In developing the FactSet compensation structure for fiscal 2024, the Compensation and Talent Committee once again engaged Farient as its independent compensation consultant. Farient, our CEO, and other FactSet executives assisted the Compensation and Talent Committee in its evaluation of compensation elements or program design by providing analysis, industry benchmarking information, historical information, year-over-year comparisons and clarifications regarding job duties and performance. Management also prepares reports that include, but are not limited to, topics such as succession planning, plan performance, annual objectives and goals, and other compensation practices. In fiscal 2024, Farient did an analysis of the peer group, compensation levels for the CEO (e.g., competitiveness of base salary, annual incentive, and long-term incentives), as well as incentive program design (e.g., annual incentive program targets and measures, long-term incentive plan targets, compensation methods, and performance measures).

During fiscal 2024, the Compensation and Talent Committee engaged Meridian as its new independent compensation consultant to succeed Farient. The Compensation and Talent Committee felt it was an appropriate time to change consultants in order to provide them with new perspectives and analysis of the Company's compensation approach and structure. Meridian will assist the Compensation and Talent Committee and FactSet management in formulating FactSet's compensation programs for fiscal 2025.

FactSet has not entered into any employment agreements with our CEO or any of our NEOs and, as such, FactSet is not bound by any contractual salary, incentive grants or other compensation requirements for our CEO or any of our NEOs except for the FactSet Research Systems Inc. Executive Severance Plan. See "Executive Severance Plan and Equity Award Agreements" below. Perquisites have historically constituted a very small portion of each NEO’s total compensation, primarily representing the dollar value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO.

Performance Evaluation

The CEO’s performance is reviewed annually by the Compensation and Talent Committee and the full Board and informs all pay decisions. The CEO annually reviews the performance of each executive officer who reports to him, including the NEOs. Our CEO, along with our compensation team, typically makes compensation recommendations to the Compensation and Talent Committee for all executive officers who report to the CEO. This includes providing information on the individual performance of the other executive officers. These other executive officers are not present for these discussions. The Compensation and Talent Committee, in consultation with the CEO, identifies appropriate performance measures and proposes performance objectives that are used in determining annual and long-term awards. More specifically, the Compensation and Talent Committee reviews materials outlining the individual performance of each executive officer reporting to the CEO, including the NEOs, with respect to their goals and objectives for the past year, measured against financial goals for FactSet’s performance as well as quantitative performance in the individual executive’s functional area. Management also provides the Compensation and Talent Committee with materials regarding the overall financial performance of FactSet as well as operational and strategic accomplishments during the fiscal year that are all evaluated to determine the amount of the annual incentive awarded. All components of our compensation program for the CEO and the executive officers who report to him, including the NEOs, must be approved by the Compensation and Talent Committee in its sole discretion.

46 2024 Proxy Statement

Peer Group Review

The Compensation and Talent Committee is provided executive compensation data of similarly situated NEOs at companies determined to be comparable to FactSet by the Compensation and Talent Committee. For fiscal 2024, the Compensation and Talent Committee utilized a peer group that was selected based on criteria including companies that reflect FactSet’s industry, business focus, size and global presence. The peer screening also incorporated a focus on good corporate governance practices.
The peer group utilized by the Compensation and Talent Committee for fiscal 2024 was identical to the peer group used by the Committee for fiscal 2023.

FY2024 Peer Companies:
	Black Knight, Inc.(1)	Guidewire Software, Inc.
	CoStar Group, Inc.	MarketAxess Holdings Inc.
	Dun & Bradstreet Holdings, Inc.	Morningstar, Inc.
	Envestnet, Inc.	MSCI, Inc.
	Equifax, Inc.	Splunk Inc.(2)
	Fair Isaac Corporation	TransUnion
	Gartner Inc.	Verisk Analytics, Inc.

(1)    Black Knight, Inc. was acquired by Intercontinental Exchange, Inc. on September 5, 2023, during our fiscal 2024 year.
(2)    Splunk Inc. was acquired by Cisco Systems, Inc. on March 18, 2024, during our fiscal 2024 year.

The following table indicates the revenue for the last completed fiscal year for FactSet and each of the companies in our peer group, as well as the market capitalization of FactSet and each peer company as of August 31, 2024 (the conclusion of our fiscal 2024 year).

Name*	Most Recent FY Revenue (in $ millions)	Market Cap as of 8/31/2024 (in $ millions)
Gartner, Inc.	5,906.96	37,910.20
Equifax Inc.	5,265.20	38,003.16
TransUnion	3,831.20	18,810.18
Verisk Analytics, Inc.	2,681.40	38,856.07
MSCI Inc. Class A	2,528.92	45,663.40
CoStar Group, Inc.	2,455.00	31,678.84
Dun & Bradstreet Holdings, Inc.	2,314.00	5,301.43
FactSet Research Systems Inc.	2,203.06	16,084.83
Morningstar, Inc.	2,066.30	13,441.51
Fair Isaac Corporation	1,513.56	42,423.68
Envestnet, Inc.	1,245.62	3,466.60
Guidewire Software, Inc.	980.50	12,351.76
MarketAxess Holdings Inc.	750.90	9,150.70

*    Black Knight, Inc. and Splunk Inc. are not included in this table as they were no longer public companies on August 31, 2024.

2024 Proxy Statement 47

The Compensation and Talent Committee continually reviews the total target compensation for our NEOs against that of comparable executives of our peer group companies. When considering peer compensation levels, the Compensation and Talent Committee focuses on Total Direct Compensation comparisons, and continues to emphasize long-term equity. We believe that our pay mix is reflective of our goals of retaining top talent and aligning executives' interests with stockholder returns.

Additionally, the Compensation and Talent Committee utilized a reference peer group for compensation program design and governance practices for fiscal 2024 that includes companies that meet the peer group criteria but are larger than the peer group revenue range and are therefore not included in compensation level assessments. The reference peer group utilized by the Compensation and Talent Committee for fiscal 2024 was identical to the reference peer group used by the Committee for fiscal 2023. The reference peer group consists of:

FY2024 Reference Peer Companies:
Broadridge Financial Solutions, Inc.
Fidelity National Information Services, Inc.
Intercontinental Exchange, Inc.
Moody's Corporation
Nasdaq, Inc.
S&P Global Inc.
Thomson Reuters Corporation

Compiled Benchmark Data

The Compensation and Talent Committee's independent consultant and FactSet management prepare benchmarking and competitive data with respect to historical compensation and our defined peer group and surveys of other companies. The Compensation and Talent Committee utilizes this information in connection with establishing NEO compensation programs and parameters. In determining fiscal 2024 compensation, the Compensation and Talent Committee was provided executive compensation data of similarly situated NEOs at the companies making up the identified peer group and surveys of other companies with respect to the compensation provided to the NEOs. The materials presented to the Compensation and Talent Committee detailed the compensation by type, including salary, annual incentive and equity awards.

Compensation Approvals

The Compensation and Talent Committee reviews materials detailing the historical salary, annual incentive, total cash, equity awards and total compensation levels of our CEO, the other NEOs and other senior members of management who report directly to the CEO. The conclusions reached and recommendations made are based on performance reviews, including with respect to salary adjustments and annual and long-term incentive awards that are presented to the Compensation and Talent Committee for approval. The Compensation and Talent Committee then makes its determination as to the annual incentive, equity awards, and base salary. The CEO is not present for discussions regarding his own compensation. During the same time frame, the Compensation and Talent Committee approves the total annual incentive and equity award pools for our operational areas as a whole, so that compensation to the NEOs is made in the larger context of compensation for all FactSet employees.

Elements of Compensation and Fiscal 2024 Performance

Our executive compensation program works to embed the goals and principles explained above across the various elements of compensation. The three major elements of executive officer compensation in fiscal 2024 were:
•Base salary;
•Annual cash incentive awards; and
•Long-term, equity-based incentive awards consisting of:
◦Stock option awards; and
◦Performance share unit (PSU) awards.
48 2024 Proxy Statement

Base Salary

Base salaries are intended to be sufficiently competitive to attract and retain key employees. The Compensation and Talent Committee reviews salaries on an annual basis and makes periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position, recommendations of the CEO for his direct reports, and FactSet’s financial situation. The Compensation and Talent Committee does not use a fixed formula to review base salaries. The goal is to ensure that total compensation packages (including base salaries, annual incentives, and long-term incentives of the NEOs) generally remain competitive when compared to peer group companies.

Based on a comprehensive executive officer total compensation market review in September 2023 that indicated that our NEO base salary levels remained below those of our peers and the market for similarly situated executives, and that an increase would allow us the ability to better attract and retain talent, the Compensation and Talent Committee concluded that the base salaries for our NEOs needed to be increased for fiscal 2024. Our CEO's base salary has continued to be below that of CEOs at our peers and in the market generally, and the Committee approved an increase in his base salary for fiscal 2024 to continue to move him closer to market competitive levels.

Base salaries for fiscal 2024 for our NEOs, and the increase over the comparable base salaries for fiscal 2023, are set out below:

NEO	2023 Base Salary	2024 Base Salary	Percentage Change
F. Philip Snow	$750,000	$775,000	3.3%
Helen L. Shan	$500,000	$525,000	5.0%
Goran Skoko(1)	$425,000	$540,000	27.1%
Katherine M. Stepp	$375,000	$425,000	13.3%
Catrina Harding(2)	$430,000	$430,000	—%
Linda S. Huber (3)	$575,000	$600,000	4.3%

(1)    On March 20, 2023, the Committee approved an increase in Mr. Skoko's salary to $475,000 effective September 1, 2023, in connection with Mr. Skoko's localization to the U.K. and the expiration of various benefits provided to Mr. Skoko that would expire at the conclusion of his expatriate assignment. On October 20, 2023, the Committee approved a further increase in Mr. Skoko's salary to $540,000 for fiscal 2024 as part of its annual review of base salaries of our executives. Mr. Skoko was paid in British Pounds during fiscal 2024, with his salary of GBP 426,150 equivalent to $540,000 using an exchange rate of 1 GBP = 1.2672 USD.
(2)    Ms. Harding joined FactSet on July 17, 2023, and did not receive a salary increase for fiscal 2024.
(3)    On July 22, 2024, pursuant to a Separation Agreement and General Release of Claims between the Company and Ms. Huber, Ms.Huber's base salary was reduced to $300,000 as she transitioned from Chief Financial Officer to finance advisor.

Annual Incentive

The Compensation and Talent Committee has designed an annual cash incentive program to stimulate and support a high-performance environment by focusing such incentive compensation on the attainment of qualitative and quantitative guidelines and by recognizing superior performance. Each NEO has objectives that are established during the year (or near the date of beginning in the current role) and reviewed with the NEO. Annual company-level and operational-focused performance goals, as appropriate, serve to motivate executives, enhance collaboration and increase stockholder returns by focusing executive performance on those measures identified as being key drivers of our short and long-term business results.

The Committee determined to keep the total annual incentive opportunity as a percentage of base salary the same in fiscal 2024 as it was in fiscal 2023 for each of our NEOs, as the Committee concluded that these levels create an appropriate level of incentive for each NEO and, at target, would result in higher annual incentive payouts in fiscal 2024 than in fiscal 2023 given the increase in annual base salary for each NEO for fiscal 2024. The total annual incentive opportunities for fiscal 2024 for our NEOs, and the

2024 Proxy Statement 49

increase over the comparable total annual incentive opportunities for fiscal 2023, if any, are set out below in terms of percentage of base salary:

NEO	2023 Total Annual Incentive Opportunity as a percentage of 2023 Base Salary	2024 Total Annual Incentive Opportunity as a percentage of 2024 Base Salary	Change in Total Annual Incentive Opportunity as a percentage of Base Salary
F. Philip Snow	150%	150%	—%
Helen L. Shan	120%	120%	—%
Goran Skoko	110%	110%	—%
Katherine M. Stepp	100%	100%	—%
Catrina Harding	(1)	100%	N/A
Linda S. Huber	100%	100%	—%

(1)    Ms. Harding received an incentive performance bonus of $233,750 for fiscal 2023 pursuant to her offer letter with FactSet.

For fiscal 2024, we used ASV plus Professional Services Growth and Adjusted Operating Margin as the company-wide metrics for our annual incentive plan. ASV plus Professional Services Growth made up 2/3 of the weighting for the company-wide performance and Adjusted Operating Margin made up 1/3 of the weighting for the company-wide performance. These metrics maintain a focus on growth, with a balance between responsible growth and maintaining efficiency. ASV plus Professional Services at any given point in time represents the forward-looking revenues for the next twelve months from all subscription services currently supplied to clients plus Professional Services revenues derived from project-based consulting and implementation annualized over the past twelve months. Adjusted Operating Margin is calculated as Adjusted operating income divided by the sum of GAAP revenue plus the Deferred revenue fair value adjustment. Adjusted operating income is calculated by adding GAAP Operating income, Intangible asset amortization, Deferred revenue fair value adjustment, Impairment of investment and Other one-time items. These measures are publicly reported in our financial results.

With respect to the portion of the annual incentive award that was attributed to company-wide ASV plus Professional Services Growth and Adjusted Operating Margin (80% for corporate management, 40% for strategic workflow management), the fiscal 2024 financial results for those measures were compared against the goals established at the beginning of the fiscal year. All of the ASV plus Professional Services Growth metrics and Adjusted Operating Margin metrics for fiscal 2024 (threshold, target and stretch) were above those set for our 2023 fiscal year annual incentive plan, reflecting our expectations for improved growth and more efficient performance during fiscal 2024.

For fiscal 2024, for members of strategic workflow management, a substantial component (40%) of their annual incentive plan was attributable to the performance of their respective strategic workflow solutions. Each strategic workflow was assigned a specific ASV plus Professional Services Growth and Adjusted Operating Margin target at the beginning of the fiscal 2024 year, each of which varied by strategic workflows and was aligned with FactSet's overall financial plan. At year end, the fiscal 2024 financial performance was compared against the goals established at the beginning of the year. For the strategic workflow solution component of the annual incentive plan, ASV plus Professional Services Growth made up 2/3 of the weighting for the strategic workflow solution component of performance and Adjusted Operating Margin made up 1/3 of the weighting for the strategic workflow solution component of performance.

The fiscal 2024 annual incentive program also included an individual component for each NEO. For fiscal 2024, 20% of the annual incentive award for each NEO was based on the Compensation and Talent Committee’s evaluation of the executives’ achievement of their individual goals and other personal accomplishments set out in materials provided to the Compensation and Talent Committee by management.

For fiscal 2024, the Compensation and Talent Committee added a new condition with respect to performance payments under the annual incentive plan. Payment with respect to the Adjusted Operating Margin component of the plan was capped at 150% of target unless performance under the ASV plus Professional Services Growth component of the plan exceeds the target level of
50 2024 Proxy Statement

performance. The Compensation and Talent Committee made this adjustment to maintain emphasis on top line growth and to prevent excessive payouts under the Adjusted Operating Margin metric if the ASV plus Professional Services Growth metric failed to hit the target level of achievement.

The Compensation and Talent Committee agreed on the NEOs’ performance and related compensation through discussions with the CEO and in conjunction with its review of the performance of FactSet as a whole. The Compensation and Talent Committee determined the actual size of annual incentive payments awarded to each of the NEOs.

For fiscal 2024, the annual incentive goals and actual performance against these goals for corporate leadership (including Mr. Snow, Ms. Shan, Ms. Stepp, Ms. Harding, and Ms. Huber) were as follows.

Measures	Weighting	Elements of Measurement	Base Performance	Between Base and Target Performance	Target Performance	Between Target and Stretch Performance	Stretch Performance	Actual Performance
Corporate Performance	80%	ASV + Professional Services Growth (66.7%)	$94.2M	$125.6M	$157.0M	$188.4M	$219.8M	$104.4M
		Adjusted Operating Margin (33.3%)	34.5%	35.5%	36.5%	37.5%	38.5%	37.8%
Key Goals (Individual)	20%		Base Rating		Target Rating		Stretch Rating	Varies
Payout as a Percent of Target			0%	50%	100%	150%	200%	61%

In fiscal 2024, FactSet achieved ASV plus Professional Services Growth of $104.4 million and Adjusted Operating Margin of 37.8% and, as a result, 61% of the annual incentive award based on corporate performance was paid out.

For fiscal 2024, the annual incentive goals for Mr. Skoko and actual performance against these goals were as follows. Based on this evaluation, 89.4% of the target annual incentive award was paid out to Mr. Skoko.

Measures	Weighting	Elements of Measurement	Actual Performance
Corporate Performance	40%	ASV + Professional Services Growth (66.7%)	61% of Target Performance(1)
		Adjusted Operating Margin (33.3%)
Dealmakers & Wealth Performance	40%	ASV + Professional Services Growth (66.7%)	90% of Target Performance
		Adjusted Operating Margin (33.3%)
Key Goals (Individual)	20%		130% of Target Performance
Payout as a Percent of Target			89.4%

(1)    See prior table for calculation of the annual incentive award payment based on corporate performance.

2024 Proxy Statement 51

The Compensation and Talent Committee reviewed the personal goals for each NEO, as well as individual accomplishments of each NEO, in determining the total annual incentive relating to the 20% of the annual incentive award based on satisfaction of key goals.

For fiscal 2024, all of our NEOs had as part of their individual goals to play a critical role in helping FactSet develop new and innovative products and services utilizing generative AI technology. The fiscal 2024 individual goals of each NEO were as follows:

Mr. Snow’s goals:
•Strategic differentiation through product innovation, customer-centricity and smart resource allocation to achieve growth goals.
•Operational excellence and strategic workforce planning to achieve profitability goals.
•Driving a culture which attracts and retains top talent and represents our values.

Ms. Shan's goals:
•Drive revenue growth across all of our geographic segments.
•Further structure our sales organization by firm type and collaborate with our product groups on our go-to-market process with workflow packages by firm type.
•Achieve pricing realization and strengthen lead generation, marketing and brand to define value and drive long-term revenue growth.
•Advance brand strength in external and internal communications, including organizing FactSet FOCUS, our 11th client symposium.

Mr. Skoko's goals:
•Drive growth and develop solutions across Wealth, Banking, Private Equity, and Corporate clients.
•Build on our core data capabilities with Deep Sector and Private Markets.
•Develop and deliver next generation AI solutions.
•Standardize implementation of large deals across firm types and increase data-driven decision-making; balance work force across geographies to optimize efficiency.

Ms. Stepp's goals:
•Scale our AI foundation, capabilities, and operations to develop differentiated products.
•Fortify our enterprise architecture and technology design practices.
•Advance our cloud strategy and optimize our technology spend.
•Strengthen our cybersecurity, disaster recovery and stability processes.

52 2024 Proxy Statement

Ms. Harding's goals:
•Enhance workforce strategy and change management approaches while implementing operational efficiencies and realigning our workforce to reflect our client focus.
•Develop a comprehensive talent strategy focused on future technology, digital, and AI skills.
•Support the end-to-end human resources processes for talent acquisition and DE&I.
•Reevaluate and innovate our compensation and benefits strategy.

Ms. Huber's goals:
•Drive disciplined expense management and implementation of efficiency initiatives.
•Support FactSet's optimal capital allocation via appropriate balance sheet management.
•Continue to improve our processes to enable enterprise-wide efficiency and support cost control.
•Mature our processes designed to ensure a rigorous control environment.
•Further enhance our corporate development capabilities and our investor relations function.

The Compensation and Talent Committee considered all the above, including the financial results for the target measures, the financial guidelines, the recommendations and evaluation by the CEO of the other NEOs, the achievement of individual goals and other personal accomplishments, and overall FactSet performance for the 2024 fiscal year. Using this total mix of information, the Committee made the following awards for the NEOs for fiscal 2024:

	Total Annual Incentive Opportunity	Total Annual Incentive Percentage Awarded	Total Annual Incentive Paid
F. Philip Snow	$1,162,500	68.7%	$798,146
Helen L. Shan	$630,000	66.7%	$419,943
Goran Skoko (1)	$594,000	89.4%	$530,757
Katherine M. Stepp	$425,000	76.7%	$325,795
Catrina Harding	$430,000	73.7%	$316,728
Linda S. Huber (2)	$600,000	64.0%	$384,000

(1)    Mr. Skoko's annual incentive opportunity was calculated in British Pounds and converted to U.S. Dollars using an exchange rate of 1 GBP = 1.2672 USD and his total annual incentive paid was calculated in British Pounds and converted to U.S. Dollars using an exchange rate of 1 GBP = 1.3127 USD.

(2)    Total annual incentive paid to Ms. Huber was determined pursuant to the Separation Agreement and General Release of Claims between the Company and Ms. Huber.

2024 Proxy Statement 53

In addition to the portion of Mr. Snow’s annual incentive payment calculated based on corporate performance during fiscal 2024, the Compensation and Talent Committee, with consultation from the full Board, determined the payment for the 20% portion of Mr. Snow's annual incentive award that was based on achievement of individual key goals for fiscal 2024. The Committee utilized a subjective evaluation of Mr. Snow's achievement of qualitative individual goals and other personal accomplishments during the fiscal year. For fiscal 2024, the Committee considered Mr. Snow's leadership in positioning the organization for sustainable success and identified many initiatives and activities led by Mr. Snow which advanced FactSet in the areas of strategic differentiation, delivering results sustainably, fostering a culture of integrity, and building a world class employee value proposition. The Committee's assessment of the progress made in these areas in fiscal 2024, and Mr. Snow's direct impact on this activity, resulted in the Committee awarding a payment to Mr. Snow based on accomplishment of his key goals of $232,500, equal to the target value, which, when added to the formulaic portion of his annual incentive award, provided an aggregate 2024 annual incentive award to Mr. Snow of $798,146.

Total Short Term Cash Compensation: Base Salary + Annual Incentive

When considering the appropriate base salary and target for the annual cash incentive program for each NEO, the Compensation and Talent Committee considers these two elements of compensation in conjunction, as representing the total short term cash compensation that the NEO might receive for the fiscal year.

The combined base salaries and target annual incentive opportunities for fiscal 2024 for our NEOs, and the increase over the comparable combined base salaries and target annual incentive opportunities for fiscal 2023, are set out below:

NEO	2023 Target Total Short-Term Cash Compensation (2023 Base Salary + 2023 Target Annual Incentive Opportunity)	2024 Target Total Short-Term Cash Compensation (2024 Base Salary + 2024 Target Annual Incentive Opportunity)	Percentage Change
F. Philip Snow	$1,875,000	$1,937,500	3.3%
Helen L. Shan	$1,100,000	$1,155,000	5.0%
Goran Skoko(1)	$893,000	$1,134,000	27.0%
Katherine M. Stepp	$750,000	$850,000	13.3%
Catrina Harding	(2)	$860,000	(2)
Linda S. Huber(3)	$1,150,000	$1,200,000	4.3%

(1)    Mr. Skoko's target cash compensation for fiscal 2024 was calculated in British Pounds and converted to U.S. Dollars using an exchange rate of 1 GBP = 1.2672 USD.

(2)    Ms. Harding joined FactSet on July 17, 2023, and received a pro rata portion of her salary during the remainder of fiscal 2023. Ms. Harding received an incentive performance bonus of $233,750 for fiscal 2023 pursuant to her offer letter with FactSet.

(3)    Total annual incentive paid to Ms. Huber was determined pursuant to the Separation Agreement and General Release of Claims between the Company and Ms. Huber.

The combined base salaries and total annual incentive awards actually paid to our NEOs for fiscal 2024, and the increase over the comparable combined base salaries and total annual incentive awards actually paid to our NEOs for fiscal 2023, are set out below:

54 2024 Proxy Statement

NEO	2023 Total Short-Term Cash Compensation (2023 Base Salary + 2023 Total Annual Incentive Awarded)	2024 Total Short-Term Cash Compensation (2024 Base Salary + 2024 Total Annual Incentive Awarded)	Percentage Change
F. Philip Snow	$1,852,406	$1,573,146	(15.1)%
Helen L. Shan	$1,107,150	$944,943	(14.7)%
Goran Skoko(1)	$799,238	$1,070,757	34.0%
Katherine M. Stepp	$766,469	$750,795	(2.0)%
Catrina Harding(2)	N/A	$746,728	N/A
Linda S. Huber(3)	$1,139,602	$959,000	(15.8)%

(1)    Mr. Skoko's cash compensation for fiscal 2024 was calculated in British Pounds and converted to U.S. Dollars using an exchange rate of 1 GBP = 1.2672 USD for base salary and an exchange rate of 1 GBP = 1.3127 USD for annual incentive.

(2)    Ms. Harding joined FactSet on July 17, 2023, and received a pro rata portion of her salary during the remainder of fiscal 2023. Ms. Harding received an incentive performance bonus of $233,750 for fiscal 2023 pursuant to her offer letter with FactSet.

(3)    On July 22, 2024, pursuant to a Separation Agreement and General Release of Claims between the Company and Ms. Huber, Ms. Huber's base salary was reduced to $300,000 as she transitioned from Chief Financial Officer to finance advisor. The total annual incentive paid to Ms. Huber for fiscal 2024 was determined pursuant to the Separation Agreement and General Release of Claims between the Company and Ms. Huber.

Long-Term Incentive

A significant portion of the total compensation for each of our NEOs consists of long-term, equity-based incentive compensation. The Compensation and Talent Committee determines the types and size of the long-term, equity-based incentives according to each NEO’s position within FactSet, competitive benchmarking, performance and contributions to FactSet. Our philosophy is built on the principles that equity compensation should seek to align executives' actions with stockholder interests; attract, retain, and motivate highly qualified executives; and balance the focus on short and longer-term performance objectives. The Compensation and Talent Committee considers each NEO’s performance history, his or her potential for future advancement, the CEO’s recommendations for awards (other than the CEO's own) and the value of existing vested and unvested outstanding equity awards in making its determination. The relative weight given to each of these factors varies among individuals at the Compensation and Talent Committee’s discretion.

For fiscal 2024, the long-term, equity-based incentive awards issued as part of our annual equity grant to our NEOs consisted of stock options and PSU awards, with each NEO being granted a long-term incentive award comprised of 50% service-based stock options and 50% PSUs.

The Compensation and Talent Committee has traditionally utilized stock option grants as its primary long-term, equity-based incentive tool, and believes that these have been generally successful in aligning management and stockholder interests. However, with FactSet's focus on implementing its three-year strategic business plans, the Compensation and Talent Committee has over the past few years included PSUs as a form of award that was more closely correlated to this time frame and would align our senior leaders with the specific corporate goals related to this critical three-year strategic plan.

The PSUs tie our executives to our long-term financial goals, which are key drivers of long-term sustainable stockholder value. We anticipate that the PSUs will provide greater transparency for plan participants as well as for stockholders. The long-term incentive program provides a strong balance between stock options and PSUs, effectively creating line-of-sight to drivers of value and value creation overall. In addition, the Compensation and Talent Committee believes that inclusion of the PSU awards is a way to incorporate a form of performance-based equity award to our overall compensation package. For fiscal 2024, the Compensation and Talent Committee believed that providing a mix of stock options and PSUs was the most effective way to promote equity ownership by the NEOs, reward them for solid operating performance and provide a retention incentive.

2024 Proxy Statement 55

The value of the long-term incentive awards granted to each NEO in fiscal 2024 was greater than those awarded to each NEO in fiscal 2023. The Compensation and Talent Committee felt that an increase in long-term incentive awards was the most appropriate method to fill a continuing, substantial competitive total compensation gap between FactSet and the market, particularly when the long-term incentives being awarded incorporated a substantial performance-based component in the form of the PSUs and stock options, which emphasized the Committee's focus on driving long-term shareholder value.

NEO	2023 Total Long Term Incentive Opportunity	2024 Total Long Term Incentive Opportunity(1)	Percentage Change
F. Philip Snow	$5,000,000	$6,000,000	20.0%
Helen L. Shan	$1,650,000	$1,750,000	6.1%
Goran Skoko	$1,000,000	$1,150,000	15.0%
Katherine M. Stepp	$600,000	$800,000	33.3%
Catrina Harding(2)	$650,000	$750,000	15.4%
Linda S. Huber	$1,700,000	$1,700,000	—%

1.Total long-term incentive opportunity for fiscal 2024 consists of 50% service-based stock options and 50% PSUs.

2.Ms. Harding joined FactSet on July 17, 2023, and received a sign-on long-term incentive grant consisting of RSUs vesting 50% on each of the first two anniversaries of the grant date (August 1, 2023) pursuant to her offer letter with FactSet.

Stock Option Awards

For fiscal 2024, the NEOs received 50% of their annual equity award in the form of service-based stock options. These grants vest 20% per year on the anniversary date of the grant over a five-year period, consistent with the terms of our recent annual stock option grants. Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool. All NEOs received their stock option grant on November 1, 2023. Each stock option had an exercise price of $436.57 per share. The dollar value of each stock option award was converted on the grant date to a fixed number of stock options for each NEO using a stock option pricing formula.

Performance Share Unit Awards

For fiscal 2024, the NEOs received 50% of their annual equity award in the form of PSU awards. The PSU awards are focused on creating visibility to outcomes that should drive long-term value creation, based on three-year cumulative performance. The PSUs have been designed to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool.

Each PSU represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2023 through August 31, 2026 (the "Performance Period") measured against certain specified performance goals established for the Performance Period based on our financial plan goals. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period.

Performance Share Unit Vesting Schedule
Threshold Level Performance	Target Level Performance	Goal Level Performance	Maximum Level Performance
50%	100%	150%	200%

At the threshold level of performance, 50% of the PSUs will vest; at the target level of performance, 100% of the PSUs will vest; and at the goal level of performance, 150% of the PSUs will vest. Contingent on adjusted cumulative revenues during the Performance Period exceeding 104% of the target level of performance and adjusted operating earnings during the Performance Period equaling or exceeding the goal level of performance, 200% of the PSUs will vest at the maximum level of performance.
56 2024 Proxy Statement

The maximum level of performance was an addition to our PSU award structure for fiscal 2024. The Compensation and Talent Committee included this new level of performance to provide additional upside for achievement of significant adjusted cumulative revenues growth during the Performance Period in order to drive focus on outperformance and achievement beyond the goal level of performance.

There will be vesting based on linear interpolation between the threshold, target and goal levels and no linear interpolation between the goal and maximum levels. No PSUs will vest if performance is below the threshold level, and performance above the maximum level will not result in vesting of additional PSUs. The target level of performance, which results in vesting of 100% of the PSUs, reflects growth and margins over a three-year period ending in fiscal 2026 consistent with the goals set out in our internal three-year financial plan. The goal level of performance, which results in vesting of 150% of the PSUs, is materially higher than the target level of performance and reflects significantly increased levels of growth in revenues and earnings, and the maximum level of performance reflects increased adjusted cumulative revenues significantly above the goal level performance.

All NEOs received their PSU awards on November 1, 2023. The dollar value of each PSU award was converted on the grant date to a fixed number of PSUs for each NEO using an equity pricing formula. Any PSUs earned will vest on the third anniversary of the grant date (November 1, 2026).

Performance Share Unit Awards Vesting During Fiscal 2024

On November 9, 2020, Mr. Snow, Ms. Shan, Mr. Skoko, and Ms. Stepp were among the FactSet employees granted PSU awards (the “2020 PSUs”). Each 2020 PSU represented the right to receive one share of FactSet common stock, subject to adjustment based on our performance during the three-year period from September 1, 2020, through August 31, 2023 (the "2023 Performance Period") measured against certain specified performance goals established for the 2023 Performance Period. Any 2020 PSUs earned would vest on November 9, 2023 the third anniversary of the 2020 PSU grant date.

The 2020 PSU awards were focused on creating visibility to outcomes that should drive long-term value creation, based on three-year cumulative performance. The 2020 PSU awards were designed to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool.

The specified performance goals established for the 2020 PSUs were based on our financial plan goals for the 2023 Performance Period. The performance goals for the 2020 PSUs were based 50% on each of (a) our adjusted cumulative operating earnings during the 2023 Performance Period and (b) our adjusted cumulative revenues during the 2023 Performance Period. These performance goals were established at the time of the grant of the 2020 PSUs. In certain instances, as permitted under the PSUs, financial performance targets may be adjusted in recognition of unusual or nonrecurring events affecting our financial statements. These include items, such as acquisitions and dispositions, that are determined not to be reflective of normal, ongoing business. The Compensation and Talent Committee subsequently revised the original goals for the 2020 PSUs to reflect the acquisitions of Truvalue Labs in November 2020, Cobalt in October 2021, and CUSIP Global Services in March 2022. The revised goals were consistent with the underlying performance expectations used by the Compensation and Talent Committee to set the original goals and the executives were neither advantaged or disadvantaged by these adjustments.

For the purposes of calculating performance during the 2023 Performance Period, “adjusted cumulative operating earnings” was calculated by adding back intangible asset amortization, the impact of the fair value of deferred revenues acquired in a business combination and non-recurring items to GAAP cumulative operating earnings. These measures are publicly reported in our financial results.

For the purposes of calculating performance during the 2023 Performance Period, “adjusted cumulative revenues” was calculated as GAAP revenues less the impact of the fair value of deferred revenues acquired in a business combination. These measures are publicly reported in our financial results.

Vesting of the 2020 PSUs at the threshold, target and stretch levels of performance during the 2023 Performance Period are shown in the chart below, with vesting based on linear interpolation between these levels. None of the 2020 PSUs would vest if

2024 Proxy Statement 57

performance was below the threshold level and performance above the maximum level would not result in vesting of additional 2020 PSUs.

Performance Share Unit Vesting Schedule
Threshold Level of Performance	Target Level of Performance	Stretch Level of Performance
50%	100%	150%

The target level of performance, which would result in vesting of 100% of the 2020 PSUs, reflected growth and margins over the 2023 Performance Period consistent with the goals set out in our internal three-year financial plan. The maximum level of performance, which would result in vesting of 150% of the 2020 PSUs, was materially higher than the target level of performance and reflected significantly increased levels of growth in revenues and earnings.

Following conclusion of the 2023 Performance Period, on September 15, 2023, the Compensation and Talent Committee evaluated FactSet’s performance against the performance goals for the 2020 PSUs as follows. Based on this evaluation, it was determined that the 2020 PSUs would vest at 150%, so that 1.5 shares of FactSet common stock would be paid out with respect to each vesting 2020 PSU.

Measure	Weighting	Base Performance	Target Performance	Stretch Performance	Actual Performance	Payout as a Percent of Target
Adjusted Cumulative Revenues	50%	$5,157 million	$5,334 million	$5,497 million	$5,522 million	150%
Adjusted Cumulative Operating Earnings	50%	$1,724 million	$1,812 million	$1,898 million	$1,900 million	150%
Total Payout as Percentage of Target						150%

During the period from the grant of the 2020 PSUs to the conclusion of the 2023 Performance Period, FactSet shares increased in price from $316.71 to $448.55, an increase of 41.6%, which confirmed the philosophy behind the 2020 PSU awards that granting such awards would drive long-term value creation by aligning incentives for our executive officers with long-term stock performance and the interests of our stockholders.

Following certification of FactSet’s performance against the performance goals for the 2020 PSUs during the 2023 Performance Period, the NEOs listed below received the following PSUs, all of which vested and converted to shares on November 9, 2023.

NEO	Number of Shares of Common Stock Received for PSUs Vested November 9, 2023
F. Philip Snow	8,570
Helen L. Shan	3,306
Goran Skoko	1,714
Katherine M. Stepp	490
Catrina Harding	—
Linda S. Huber	—
58 2024 Proxy Statement

Separation Agreement with Ms. Huber

On July 22, 2024 (the "Agreement Date"), the Company and Ms. Huber entered into a Separation Agreement and General Release of Claims (the “Huber Agreement”) pursuant to which Ms. Huber transitioned out of her position as the Company’s Executive Vice President, Chief Financial Officer. Ms. Huber currently serves as a finance advisor to the Company and will remain an employee of the Company through December 31, 2024 (the "Termination Date"). Ms. Huber’s departure is not the result of any disagreement with the Company regarding our accounting practices, financial statements or financial condition, or any of our related disclosures.

Following the Termination Date, and subject to her execution and non-revocation of a confirmatory release of claims in favor of the Company, Ms. Huber will receive the separation payments and benefits provided for in the Huber Agreement, which includes those to which she is entitled under the Company's Executive Severance Plan, including (a) a one time payment equal to her annual base salary plus her target annual bonus prior to the Agreement Date, totaling $1.2 million, (b) vesting in the next tranche of stock options previously scheduled to vest in November 2025, which she will have 90 days to exercise, (c) pro rata vesting of PSUs based on length of service during the applicable performance period before the Termination Date and actual achievement of goals for the full performance period, (d) reimbursement of $12,992 for the cost of premiums for continued coverage under the Company's group health plan for twelve months, (e) reasonable outplacement assistance for up to one year, and (f) reimbursement of up to $3,000 for legal fees and disbursements incurred in connection with the Huber Agreement. Pursuant to the Huber Agreement, Ms. Huber executed a general release of claims in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants.

Stock Ownership and Holding Guidelines

On September 22, 2020, our Board adopted the FactSet Research Systems Inc. Executive and Director Stock Ownership and Holding Guidelines (the "Stock Ownership Guidelines"). The Stock Ownership Guidelines require our non-employee directors ("Covered Directors") and certain of our senior executives ("Covered Officers"), including all of our NEOs, to maintain a material personal financial stake in FactSet to promote a long-term perspective in managing the enterprise and to align stockholder, executive and director interests. The Stock Ownership Guidelines require the Covered Directors and Covered Officers to maintain the following minimum equity stakes in FactSet commencing five years from the later of the date of the Stock Ownership Guidelines and the date such individual becomes covered under the Stock Ownership Guidelines (the "Target Date").

Covered Officers and Covered Directors
Role	Minimum Ownership Target
Chief Executive Officer	6x annual base pay
Chief Financial Officer	3x annual base pay
Other direct reports of the CEO	2x annual base pay
Covered Directors	$400,000

Under the Stock Ownership Guidelines, we calculate compliance with the Minimum Ownership Target annually for each Covered Officer and Covered Director and notify all Covered Officers and Covered Directors of the status of their compliance with their Minimum Ownership Target so they may determine whether they must hold additional equity. If a Covered Officer or a Covered Director has not met the applicable Minimum Ownership Target by the Target Date, such Covered Officer or Covered Director thereafter must retain at least 50% of all net shares (post-tax) from the exercise, vesting, or payment of any equity awards until such Minimum Ownership Target is achieved.

We performed our annual compliance calculation under the Stock Ownership Guidelines for fiscal 2024 as of February 1, 2024, and informed our Covered Directors and Covered Officers of the status of their holdings relative to the Stock Ownership Guidelines at that time. We will continue to do this assessment annually to assist each of our Covered Directors and Covered Officers in meeting the appropriate Minimum Ownership Target by the applicable Target Date.

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Exceptions to the Stock Ownership Guidelines may be made at the discretion of the Board if compliance would create severe hardship or prevent a Covered Officer or Covered Director from complying with a court order, such as part of a divorce settlement. It is expected that these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected Covered Officer or Covered Director, develop an alternative stock ownership guideline for such individual that reflects both the intention of the Stock Ownership Guidelines and such individual’s circumstances.

For the purposes of determining ownership levels, the following forms of equity interests in FactSet count towards stock ownership pursuant to the Stock Ownership Guidelines: (a) shares held outright or beneficially owned by the Covered Officer or Covered Director; (b) shares held by the spouse or dependent children, if living in the same household, of the Covered Officer or Covered Director; (c) shares held in trust for the economic benefit of the Covered Officer or Covered Director, or the spouse or dependent children, if living in the same household, of the Covered Officer or Covered Director; (d) shares held in the employee stock purchase plan by the Covered Officer; (e) vested shares held in a 401(k), IRA, or other retirement plan by the Covered Officer or Covered Director; and (f) 75% of vested unexercised stock options that are in the money and are held by the Covered Officer or Covered Director.

We include 75% of vested unexercised stock options that are in the money and are held by Covered Officers and Covered Directors for purposes of calculating stock ownership pursuant to our Stock Ownership Guidelines because stock options are an important part of our compensation structure and align incentives with our long-term success. Historically, stock options have been the primary (and in some cases the only) way we have granted equity to our senior executives and directors. The Compensation and Talent Committee views stock options as a method, not only of encouraging the NEOs to drive performance in the long-term, but also of encouraging the retention of executives through the five-year stock option vesting schedule, which is longer than typical market practice. Accounting for a portion of the value of these vested unexercised stock options that are in the money when considering the relationship between the personal financial interests of our senior executives and directors and those of our stockholders reflects the degree to which they share a common interest in the long-term success of FactSet and the appreciation in value of our common stock.

Executive Severance Plan and Equity Award Agreements

The FactSet Research Systems Inc. Executive Severance Plan (the “Executive Severance Plan”) has an effective date of March 1, 2020 and was amended effective June 17, 2024. The Executive Severance Plan covers the CEO and the other NEOs (among other executives and subject to any designation otherwise by the Compensation and Talent Committee) (collectively, the “Executives”). We put the Executive Severance Plan in place in order to establish the payments and benefits to be provided in connection with an Executive’s separation from FactSet under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality, and execution of a general release of claims in favor of FactSet.

The Compensation and Talent Committee approved adoption of the Executive Severance Plan to establish a standard approach for dealing with Executives upon separation from FactSet, with the goal of ensuring equitable treatment of Executives in similar situations and eliminating individual negotiations. The Executive Severance Plan further serves to enhance attraction and retention of Executives, providing financial protection to Executives and aligning their interests with those of stockholders by enabling Executives to focus on long-term value creation rather than job stability during transformational periods such as a potential change of control situation. Through the Executive Severance Plan, we may also, to the extent permissible by law, bind departing Executives with restrictive covenants such as non-competition, non-solicitation and confidentiality that will benefit FactSet.

The Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (the “Equity Plan”)), the Executive would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under our annual incentive plan in respect of the year of termination based on actual performance (with individual performance goals deemed achieved at not less than target) and paid when bonuses are normally paid to other senior executives, (iii) reimbursement of the cost of continued coverage under our group health plan for 12 months (18 months for the CEO) and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period
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following such termination with a firm determined by FactSet. Such severance payments and benefits would be subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which would require compliance with existing non-competition, non-solicitation and confidentiality covenants. In the event an Executive breaches the separation agreement, the Executive would forfeit the unpaid portion of any severance payments and benefits, and we would be entitled to recover any amounts paid to the Executive prior to the date of the breach.

In addition, the Executive Severance Plan provides that in the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under our group health plan for 18 months
(24 months for the CEO) and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

In connection with our adoption of the Executive Severance Plan, we also entered into an equity award letter agreement (the “Equity Award Agreement”) with each of the Executives. The Equity Award Agreements establish what will happen to equity awards granted to an Executive in connection with the Executive’s separation from FactSet under various circumstances, subject to the Executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality. The Equity Award Agreements amend the terms of each Executive’s outstanding unvested stock options, RSUs and PSUs granted pursuant to the Equity Plan. The Equity Award Agreements also apply to future awards granted to each Executive (unless a particular grant provides otherwise), but do not affect vested awards. The Compensation and Talent Committee approved the Equity Award Agreements for the same reasons described above in connection with the adoption of the Executive Severance Plan.

Each Equity Award Agreement provides that in the event an Executive’s employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the Equity Plan), the Executive’s options and RSUs granted at least one year prior to termination will each vest in the next tranche and PSUs granted at least one year prior to termination will vest pro rata based on length of service before termination and actual achievement of goals for the full performance period. The Equity Award Agreement further provides that options are exercisable for 90 days after termination (or until expiration, if shorter), RSUs are settled on the regular vesting date and PSUs are settled at the end of the performance period. In accordance with the one-year minimum vesting requirement in the Equity Plan, all awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well. Vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants.

In the event an Executive’s employment is terminated without cause or by the Executive for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the Executive’s options and RSUs will vest in full and PSUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control. The Equity Award Agreement further provides that options are exercisable for one year after termination (or until expiration, if shorter) and RSUs and PSUs are settled within 10 days after termination.

In addition, in the event an Executive’s employment is terminated due to death or disability (as defined in the Executive Severance Plan), the Executive’s options and RSUs granted at least one year prior to termination will vest in full and PSUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels, with options remaining exercisable for one year after termination (and an additional 180-day period in the event of death following termination due to disability) (or until expiration, if shorter), and RSUs and PSUs settled within ten days after termination. All awards granted less than one year prior to termination will be forfeited.

In the event an Executive retires (as defined in the Equity Award Agreement, which requires the Executive to be at least 60 years of age and with at least 10 full years of service at FactSet), the Executive’s options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only, and PSUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. Options will remain

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exercisable through the 90-day period following vesting of the final tranche of an option grant (or until expiration, if shorter), or, if earlier, the 90-day period following the date of noncompliance with any existing non-competition, non-solicitation and confidentiality covenants, RSUs will be settled on the regular vesting date, and PSUs will be settled at the end of the performance period. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited. Continued vesting is subject to the Executive’s execution of and compliance with a separation agreement and general release in favor of FactSet, which requires compliance with existing non-competition, non-solicitation and confidentiality covenants through the date of vesting (even if beyond the date the covenants would ordinarily expire).

In the event of a change of control after an Executive retires, any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PSUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control, with options remaining exercisable for one year after the change of control (or until expiration, if shorter) and RSUs and PSUs settled within ten days after the change of control.

In addition, in the event of an Executive’s death following retirement, any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PSUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance, with options remaining exercisable for one year after death (or until expiration, if shorter), RSUs settled within ten days after death, and PSUs settled at the end of the performance period.

Anti-Hedging and Anti-Pledging Policy

Transactions involving financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of FactSet securities are prohibited. Our employees, including our NEOs and other executives, and our directors are prohibited under our Securities and Insider Trading Policy from holding FactSet securities in a margin account or pledging FactSet securities as collateral for a loan. For additional information on our Securities and Insider Trading Policy, see "Additional Corporate Governance Information."

Stock Option Grant Policy

The FactSet Research Systems Inc. Stock Option Grant Policy (the "Option Grant Policy") was adopted effective June 16, 2023. The Option Grant Policy applies to any grant of stock options made by FactSet to our employees, executives, or directors. Under the Option Grant Policy, FactSet shall not time the disclosure of material nonpublic information ("MNPI") for the purpose of affecting the value of any employee, executive, or director compensation and shall not take MNPI into account when determining the terms of stock option grants. Pursuant to the Option Grant Policy, FactSet shall not grant stock options during the period starting four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K that discloses MNPI and concluding one business day after the filing or furnishing of such report. If a regularly scheduled or intended stock option grant date falls within such a period, FactSet shall move the grant date to the first business day after the conclusion of such period.

Forfeiture of Prior Compensation - Clawback Policy

The FactSet Research Systems Inc. Incentive Compensation Recoupment Policy (the "Clawback Policy") was updated and revised effective October 2, 2023. The Clawback Policy applies to all our officers under Section 16 of the Exchange Act, including all of our NEOs, as well as any other officers of FactSet who participate in our Executive Severance Plan (each a "covered officer"), and provides that:

•If FactSet’s financial statements must be restated for any reason, then the Board must take action to recoup any Incentive Compensation (i.e., any cash compensation or an award of equity compensation from FactSet that is based in whole or in part on the achievement of financial performance) erroneously received by a covered officer. The amount of Incentive Compensation to be recouped in such circumstances would equal the amount by which the Incentive Compensation actually paid or awarded to a covered officer for the relevant period exceeded the lower payment that would have been made (or lesser or no vesting that would have occurred) based on the restated financial results.

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•If the Board concludes that a covered officer committed Misconduct (as defined in the Clawback Policy) resulting in material financial or reputational harm to FactSet, regardless of the occurrence of a restatement, the Board may seek recovery of all or a portion of the Incentive Compensation and the Time-Based Equity Compensation (as defined in the Clawback Policy, and which includes without limitations RSUs and stock options that are not based in whole or in part on the achievement of financial performance metrics) awarded to such officer for the performance period in which the Misconduct occurred. The Board may seek recovery of Incentive Compensation and Time-Based Equity Compensation even if the Misconduct by the covered officer did not result in an award or payment greater than would have been awarded absent the Misconduct.

•The Board will determine, in its sole discretion and to the extent permitted by applicable law, the method for recouping compensation under the Clawback Policy, which may include, without limitation, clawing back incentive compensation (bonus and equity) received by covered officers or withholding future compensation.

•The Clawback Policy provides for a three-year “look back” period on clawbacks.

Additionally, the Equity Plan authorizes the Board to recover, or “clawback,” equity compensation from NEOs based on their engagement in any competitive activities or acts of solicitation during their period of employment and for two years thereafter, including:

•Own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of FactSet or its subsidiaries (Competitive Activity); or

•For themselves or any person or business entity, induce or attempt to induce any employee of FactSet or its subsidiaries to terminate employment with FactSet or its subsidiaries or solicit, entice, take away or employ any person employed by FactSet or its subsidiaries (Solicitation).

For these purposes, the officer’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be in competition with FactSet or its subsidiaries. If the officer engages in a competitive activity or solicitation, as determined by the Board in good faith, the stock options then held by the officer would expire as of the date that the officer first engaged in such activity and FactSet would have the right to acquire any shares of stock then owned by the officer as the result of the exercise of an award at a price equal to the lesser of the fair market value of such shares or the aggregate exercise price paid therefore by the officer. FactSet would also have the right to require the officer to return any other gain (whether or not realized) the officer had on the exercise of any awards granted.

Tax Considerations

In establishing individual executives’ compensation levels, we do not explicitly consider accounting and tax issues. Our tax deduction for compensation paid to each of the NEOs who are subject to the compensation limits of Section 162(m) of the Internal Revenue Code is capped at $1 million per NEO. The Compensation and Talent Committee has in the past reserved the right to provide compensation that does not qualify for deduction under Section 162(m). We will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

Compensation Risk Assessment

The Compensation and Talent Committee annually assesses, with the assistance of management, our compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on FactSet. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on FactSet. In reaching this determination, we took into account the design elements of our compensation policies and practices, including a mixture of cash and equity-based compensation, multi-year vesting of equity awards, a clawback policy for senior executives, the use of multiple financial performance measures and internal controls over financial reporting, reasonable performance goals, and oversight by the Compensation and Talent Committee. Based on this analysis, on March 18, 2024, the

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Compensation and Talent Committee concluded that our compensation programs, both executive and broad-based, provide multiple effective safeguards to protect against unnecessary risk-taking, effectively balancing risk and reward in the best interest of our stockholders.

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee is responsible for administering FactSet’s executive compensation policies and practices. The Committee is comprised solely of independent directors and reports regularly to the Board of Directors of FactSet.

The Compensation and Talent Committee reviewed and discussed with management the “Compensation Discussion and Analysis” above and, based on such review and discussion, recommended to the Board that it be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

Laurie Siegel, Chair
Robin Abrams
Malcolm Frank

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EXECUTIVE COMPENSATION

The tables below present compensation information for each of our NEOs followed by a discussion of compensation that each NEO could receive when their employment with us terminates under various circumstances or upon a change of control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.

The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered to us in all capacities for each respective fiscal year. Our NEOs include our Principal Executive Officer, our Principal Financial Officer, our former Principal Financial Officer who served in such capacity until July 22, 2024, and our three other most highly compensated executive officers during fiscal 2024.

Summary Compensation Table

The following table summarizes the compensation earned or awarded to each NEO for fiscal years 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

F. Philip Snow (6) Chief Executive Officer	2024	$773,077	$—	$3,000,011	$3,000,075	$798,146	$—	$13,163	$7,584,472
	2023	$746,154	$—	$2,500,166	$2,500,089	$1,102,406	$—	$13,200	$6,862,015
	2022	$692,500	$—	$2,250,063	$2,250,035	$1,400,000	$—	$12,400	$6,604,998

Helen L. Shan (7) Executive Vice President, Chief Financial Officer and Chief Revenue Officer	2024	$523,077	$—	$875,162	$875,027	$419,943	$—	$13,800	$2,707,010
	2023	$498,077	$—	$825,221	$825,072	$607,150	$—	$13,200	$2,768,720
	2022	$475,000	$—	$750,304	$750,080	$750,000	$—	$12,400	$2,737,784

Goran Skoko (8) Executive Vice President, Managing Director EMEA and Asia Pacific, Head of Dealmakers & Wealth	2024	$543,132	$—	$575,374	$575,086	$530,757	$—	$177,903	$2,402,251
	2023	$423,077	$—	$500,033	$500,093	$374,238	$—	$1,244,078	$3,041,519
	2022	$397,212	$—	$375,364	$375,091	$637,000	$—	$770,753	$2,555,420

Katherine M. Stepp(9) Executive Vice President, Chief Technology Officer
	2024	$421,154	$—	$400,001	$400,054	$325,795	$—	$462,184	$2,009,189

Catrina Harding (10) Executive Vice President, Chief People Officer
	2024	$430,000	$300,000	$375,373	$375,125	$316,728	$—	$20,085	$1,817,311

Linda S. Huber (11) Former Executive Vice President, Chief Financial Officer	2024	$564,615	$—	$850,109	$850,099	$384,000	$—	$1,846	$2,650,669
	2023	$573,077	$—	$850,140	$850,071	$564,602	$—	$15,738	$2,853,628
	2022	$486,539	$—	$1,494,088	$750,080	$750,000	$—	$11,846	$3,492,553

1.The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of performance share unit ("PSU") and restricted share unit ("RSU") awards granted during the applicable fiscal year, computed in accordance with ASC Topic 718. The assumptions made for the valuation of PSU and RSU awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2024 Annual Report on Form 10-K. The grant date fair value of PSU and RSU awards is measured by reducing the grant date price of FactSet's common stock by the present value of the dividends expected to be paid on the underlying stock during the requisite vesting period, discounted at the appropriate risk-free interest rate. The PSUs and RSUs entitle the holders to shares of common stock upon vesting, subject

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to the achievement of certain performance metrics (except for the RSUs, which are not subject to any performance metrics), but not to dividends declared on the underlying shares while the PSUs and RSUs are unvested. A PSU has value only if FactSet achieves the threshold level of performance set forth in the PSU award. An RSU has no performance metric.
2.The amounts set forth in the Option Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the stock options granted to each of our NEOs during the applicable fiscal year. The Company utilizes a lattice-binomial model to estimate the fair value of stock options on the date of grant (or, in the case of a modified option, the date of modification). The assumptions made for the valuation of stock option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2024 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the stock option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money stock option, he or she would then realize an actual gain. Any gain actually realized for stock options exercised in fiscal 2024 is reported in the “Option Exercises and Stock Vested” table.
3.The amounts set forth in the Non-equity Incentive Plan Compensation column represent the annual cash incentives based on the performance of the individual NEO and the performance of FactSet relative to pre-determined objectives for the applicable fiscal year.
4.The amounts set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the aggregate annual increase in actuarial present value of accumulated benefit under defined benefit plans during the applicable year. None of our NEOs participated in any defined benefit or actuarial pension plans in fiscal 2024.
5.The amounts set forth in the All Other Compensation column include employer payments to the applicable individual NEOs for matching contributions to FactSet's defined contribution plans, expatriate allowances, and other benefits. The following table summarizes the amounts shown in the All Other Compensation column for fiscal 2024.

	All Other Compensation in Fiscal 2024
Name	Company Contributions to Defined Contribution Plans(5a)	Expatriate Allowance(5b)	Tax Equalization(5c)	Other(5d)	Total All Other Compensation
F. Philip Snow	$13,163	$—	$—	$—	$13,163
Linda S. Huber	$1,846	$—	$—		$1,846
Helen L. Shan	$13,800	$—	$—	$—	$13,800
Goran Skoko	$53,302	$—	$79,953	$44,648	$177,903
Katherine M. Stepp	$14,585	$59,195	$361,238	$27,166	$462,184
Catrina Harding	$20,085	$—	$—	$—	$20,085

a) Amounts shown reflect Company matching contributions to individual NEO's employee defined contribution accounts. Mr. Skoko, who became a U.K. employee in fiscal 2024, received Company matching contributions to his U.K. defined contribution account in British pounds. Such amounts have been converted to U.S. dollars using an exchange rate of 1 GBP = 1.2672 USD.
b) Pursuant to Ms. Stepp's expatriate package, Ms. Stepp received repatriation expenses of $40,560, a housing allowance of $9,748, and utilities payments of $5,737. Additionally, Ms. Stepp received various benefits cumulatively valued at less than $5,000. Various elements in Ms. Stepp's expatriate package have been converted into U.S. dollars from British pounds based on the exchange rate at the time of payment. Ms. Stepp returned to the U.S. from her expatriate assignment during fiscal 2024.
c) Reflects tax equalization payments and reimbursements provided to the individuals in connection with their expatriate assignments. The tax equalization benefits are designed to mitigate the impact of an expatriate assignment by covering tax expense in excess of what the employee would have incurred had the employee remained in their home country. In addition, the Company pays the personal income taxes due on expatriate allowances.
d) Amounts shown reflect expenses for tax preparation and planning provided to the individuals in connection with their expatriate assignments.
6.Mr. Snow received no additional compensation for serving on the Company’s Board of Directors during any of the years presented.
7.Ms. Shan served as our Chief Financial Officer at the start of our fiscal 2022 year through October 4, 2021, when she became Chief Revenue Officer. On July 22, 2024, Ms. Shan re-assumed the role of Chief Financial Officer in addition to her existing position as Chief Revenue Officer. Ms. Shan ceased serving as Chief Revenue Officer effective September 1, 2024, the start of our 2025 fiscal year.
8.Mr. Skoko became Chief Revenue Officer and ceased serving as Head of Dealmakers & Wealth effective September 1, 2024, the start of our 2025 fiscal year. Mr. Skoko's expatriate assignment concluded at the end of the 2023 fiscal year and he remained as a local employee in the U.K. during the 2024 fiscal year. Mr. Skoko was paid in British Pounds during fiscal 2024. Such amounts have been converted to U.S. dollars using an exchange rate of 1 GBP = 1.2672 USD for all figures except for non-equity incentive plan compensation for which we used an exchange rate of 1 GBP = 1.3127 USD.
9.Compensation is shown only for the year Ms. Stepp was an NEO. Ms. Stepp concluded an expatriate assignment during fiscal 2024.
10.Compensation is shown only for the year Ms. Harding was an NEO. Ms. Harding joined FactSet on July 17, 2023 and received a one-time sign-on bonus of $300,000 in fiscal 2024 pursuant to her offer letter with FactSet.
11.Ms. Huber joined FactSet as Executive Vice President, Chief Financial Officer during fiscal 2022 on October 4, 2021. Ms. Huber served as Executive Vice President, Chief Financial Officer during fiscal 2024 from September 1, 2023 through July 22, 2024. On July 22, 2024, pursuant to a Separation Agreement and General Release of Claims between the Company and Ms. Huber, Ms.Huber's base salary was
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reduced from $600,000 to $300,000 as she transitioned from Chief Financial Officer to finance advisor. Ms. Huber's annual cash incentive also was determined pursuant to the Separation Agreement and General Release of Claims between her and the Company. She remained an employee of the Company through August 31, 2024.

Grants of Plan-Based Awards

During fiscal 2024, awards were made to our NEOs under two separate plans or programs:

•Our annual cash incentive plan; and
•Our long-term, equity-based incentive plan, pursuant to which we granted stock option awards and PSU awards.

The following table provides information on all plan-based awards granted during fiscal 2024 to each NEO. There can be no assurance that the grant date fair value, as listed in this table, will ever be realized. The grant date fair value of the PSU awards are included in the "Stock Awards" column of the Summary Compensation Table and the grant date fair value of the stock option awards are included in the "Option Awards" column of the Summary Compensation Table.

Grants of Plan Based Awards Table
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards:	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Type of Award	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Securities Underlying Options (#)
Snow	Options(3)	11/1/23							22,625	$436.57	$3,000,075
	PSUs(4)	11/1/23				3,533	7,065	14,130			$3,000,011
	AIP(5)		$—	$1,162,500	$2,325,000

Shan	Options(3)	11/1/23							6,599	$436.57	$875,027
	PSUs(4)	11/1/23				1,031	2,061	4,122			$875,162
	AIP(5)		$—	$630,000	$1,260,000

Skoko	Options(3)	11/1/23							4,337	$436.57	$575,086
	PSUs(4)	11/1/23				678	1,355	2,710			$575,374
	AIP(5)		$—	$594,000	$1,188,000

Stepp	Options(3)	11/1/23							3,017	$436.57	$400,054
	PSUs(4)	11/1/23				471	942	1,884			$400,001
	AIP(5)			$425,000	$850,000

Harding	Options(3)	11/1/23							2,829	$436.57	$375,125
	PSUs(4)	11/1/23				442	884	1,768			$375,373
	AIP(5)		$—	$430,000	$860,000

Huber	Options(3)	11/1/23							6,411	$436.57	$850,099
	PSUs(4)	11/1/23				1,001	2,002	4,004			$850,109
	AIP(5)		$—	$600,000	$1,200,000

Options - Stock Options
PSUs - Performance Share Units
AIP - Annual Incentive Plan

2024 Proxy Statement 67

(1)On September 15, 2023, the Compensation and Talent Committee approved the total number of stock option and PSU awards to be allocated among all eligible employees and on October 20, 2023, specifically approved the stock option and PSU awards to be granted to the NEOs. On October 20, 2023, the Compensation and Talent Committee designated November 1, 2023, as the actual grant date for the annual equity grant.
(2)The amounts set forth in the Grant Date Fair Value of Stock and Option Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of the stock options and PSUs granted to each of our NEOs during the fiscal year ending August 31, 2024. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant (or, in the case of a modified option, the date of modification). The assumptions made for the valuation of stock option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2024 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the stock option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money stock option, they would then realize an actual gain. Any gain actually realized for stock options exercised in fiscal 2024 is reported in the “Option Exercises and Stock Vested” table. The PSUs granted to NEOs entitle the holders to shares of FactSet common stock upon vesting, subject to the achievement of certain performance metrics, but not to dividends declared on the underlying shares while the PSUs are unvested. The grant date fair value of PSUs is measured by reducing the grant date price of FactSet's common stock by the present value of the dividends expected to be paid on the underlying stock during the requisite vesting period, discounted at the appropriate risk-free interest rate.
(3)Options granted under the annual equity grant on November 1, 2023 vest 20% on each anniversary date of the grant over a five-year period. The option awards are service-based and do not contain performance criteria. The option exercise price is equal to 100% of the closing price of the Company’s common stock on the NYSE on November 1, 2023.
(4)Each PSU granted under the annual equity grant on November 1, 2023 represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period from September 1, 2023 through August 31, 2026 (the "Performance Period") measured against certain specified performance goals established for the Performance Period based on our financial plan goals. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period. Any PSUs earned will vest on the third anniversary of the grant date (November 1, 2026).
(5)These amounts represent the payments which potentially could have been earned under our fiscal 2024 annual cash incentive program.

Outstanding Equity Awards at Fiscal Year-End

The table below shows each NEO’s outstanding equity grants at August 31, 2024.

•For each outstanding stock option grant, the table shows the stock options that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”). One stock option represents the right to buy one share of FactSet common stock.

•For each outstanding equity incentive plan award, the table shows the PSUs and RSUs that have not yet vested. Each PSU represents the right to receive one share of FactSet common stock, subject to adjustment based on our performance during a three-year period starting from the first day of the fiscal year of the respective grant date (the "Performance Period"), measured against certain specified performance goals established for the Performance Period. The performance goals are based 50% on each of (a) our adjusted cumulative operating earnings during the Performance Period and (b) our adjusted cumulative revenues during the Performance Period. Each RSU represents the right to receive one share of FactSet common stock and vests three years from the date of grant. The RSUs are service-based and do not contain performance criteria.

68 2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Snow	7/1/15	12,000	—	(1)	$164.90	7/1/25
	11/1/16	32,961	—	(2)	$152.28	11/1/26
	11/2/17	31,075	—	(2)	$189.98	11/2/27
	11/1/18	26,422	—	(2)	$221.88	11/1/28
	11/1/19	19,936	4,986	(2)	$255.87	11/1/29
	11/9/20	13,422	8,948	(2)	$316.71	11/9/30
	11/1/21	8,788	13,185	(2)	$434.82	11/1/31			7,958	$3,364,961	(3)
	11/1/22	3,980	15,922	(2)	$426.25	11/1/32			9,030	$3,818,245	(3)
	11/1/23	—	22,625	(2)	$436.57	11/1/33			14,130	$5,974,729	(3)

Shan	9/28/18	13,195	—	(2)	$223.71	09/28/28
	11/1/19	7,972	1,997	(2)	$255.87	11/1/29
	11/9/20	5,175	3,454	(2)	$316.71	11/9/30
	5/3/21	4,236	2,824	(2)	$342.06	5/3/31
	11/1/21	2,930	4,395	(2)	$434.82	11/1/31			2,654	$1,122,217	(3)
	11/1/22	1,313	5,255	(2)	$426.25	11/1/32			2,981	$1,260,486	(3)
	11/1/23	—	6,599	(2)	$436.57	11/1/33			4,122	$1,742,946	(3)

Skoko	11/1/18	8,807	—	(2)	$221.88	11/1/28
	11/1/19	3,988	997	(2)	$255.87	11/1/29
	11/9/20	2,682	1,792	(2)	$316.71	11/9/30
	11/1/21	1,464	2,199	(2)	$434.82	11/1/31			1,328	$561,532	(3)
	11/1/22	796	3,185	(2)	$426.25	11/1/32			1,806	$763,649	(3)
	11/1/23	—	4,337	(2)	$436.57	11/1/33			2,710	$1,145,896	(3)

Stepp	11/1/18	1,973	—	(2)	$221.88	11/1/28
	11/1/19	1,260	319	(2)	$255.87	11/1/29
	11/9/20	765	514	(2)	$316.71	11/9/30
	11/1/21	410	616	(2)	$434.82	11/1/31			372	$157,296	(3)
	11/1/22	477	1,912	(2)	$426.25	11/1/32			1,085	$458,781	(3)
	11/1/23	—	3,017	(2)	$436.57	11/1/33			1,884	$796,631	(3)

Harding	8/1/23								760	$321,358	(4)
	11/1/23	—	2,829	(2)	$436.57	11/1/33			1,768	$747,581	(3)

Huber(6)	11/1/21	2,930	4,395	(2)	$434.82	11/1/31			2,654	$1,122,217	(3)

2024 Proxy Statement 69

11/1/21						584	$246,939	(5)
11/1/22	1,353	5,414	(2)	$426.25	11/1/32	3,071	$1,298,542	(3)
11/1/23	—	6,411	(2)	$436.57	11/1/33	4,004	$1,693,051	(3)
(1)These options vest 11.11% upon each anniversary date of the grant and fully vest after nine years (on July 1, 2024).
(2)These options vest 20% on each anniversary date of the award over a five-year period.
(3)PSUs that are subject to vesting contingent on satisfaction of pre-established performance goals measured over a thee-year period. The number of shares shown with respect to PSU awards assumes maximum-level performance. The market value of the PSU awards that have not vested is calculated by multiplying the number of PSUs that have not vested by the closing price of a share of FactSet common stock on August 31, 2024, which was $422.84. PSUs do not entitle the holder to dividends declared on the underlying shares while the PSUs are unvested.
(4)RSUs vest in equal 1/2 installments on each of the first two anniversaries of the grant date. The RSUs are service-based and do not contain performance criteria. The market value of the RSUs that have not vested is calculated by multiplying the number of RSUs that have not vested by the closing price of a share of FactSet common stock on August 31, 2024, which was $422.84.
(5)RSUs vest in equal 1/3 installments on each of the first three anniversaries of the grant date. The RSUs are service-based and do not contain performance criteria. The market value of the RSUs that have not vested is calculated by multiplying the number of RSUs that have not vested by the closing price of a share of FactSet common stock on August 31, 2024, which was $422.84.
(6)This chart shows Ms. Huber's outstanding equity grants at August 31, 2024; however, not all of the equity grants reflected in this chart will vest as scheduled. Ms. Huber ceased serving as FactSet's CFO on July 22, 2024, and she is continuing as a financial advisor through December 31, 2024 (the "Termination Date"). Any options scheduled to vest in November 2025 will vest on an accelerated basis on the Termination Date. Any options scheduled to vest after November 2025 will be forfeited on the Termination Date. The PSUs Ms. Huber was granted in 2022 and in 2023 will vest as scheduled, prorated for Ms. Huber's time of service, with the remainder of the 2022 and 2023 PSUs being forfeited on the Termination Date. For a more detailed description of the terms of the Huber Agreement, see Compensation, Disclosure & Analysis - Separation Agreement with Ms. Huber.

Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2024. Exercised stock options and vested stock from stock awards are not required to be held for a specified period; however all of our NEOs are subject to the stock holding requirements set out in our Stock Ownership Guidelines. See "Stock Ownership and Holding Guidelines" in the CD&A above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

F. Philip Snow(3)	36,000	$9,778,680	8,570	$3,844,074
Helen L. Shan	—	$—	5,113	$2,256,754
Goran Skoko	13,821	$3,710,320	1,714	$768,815
Katherine M. Stepp	3,876	$1,101,844	548	$245,111
Catrina Harding	—	$—	760	$310,620
Linda S. Huber	—	$—	584	$254,957

(1)Based upon the market price of the purchased shares on the exercise date less the stock option exercise price paid for such shares.
(2)Based upon the market value of the shares on the vesting date.
(3)On April 27, 2023 and September 27, 2023, Mr. Snow entered into approved share trading plans, pursuant to Rule 10b5-1, with effective dates of August 1, 2023 and January 2, 2024, respectively, in order to facilitate his exercise of non-qualified stock options. None of these plans were active simultaneously. Mr. Snow had no discretion with regard to the timing of the exercise of his non-qualified stock options under the plans. A broker executes trades pursuant to parameters established by Mr. Snow when the plans were established. Transactions under the plans were disclosed publicly through Form 144 and Form 4 filings with the SEC.

70 2024 Proxy Statement

Nonqualified Deferred Compensation

We do not have a compensation deferral program for NEOs, thus the nonqualified deferred compensation table has been omitted for fiscal 2024.

Employee Benefit Plans

We sponsor benefit plans for the majority of our domestic and foreign employees. The U.S. defined contribution plan includes employer matching contributions to the FactSet 401(k) Plan, in which some of our NEOs participate. Mr. Skoko participates in our U.K. defined contribution plan which includes employer matching contributions.

Potential Payments upon Termination or Change of Control

The amount of compensation payable to each of our NEOs upon termination with cause, termination without cause, termination after change of control, retirement, death or disability, change of control after retirement, and death after retirement is shown in the "Potential Payments upon Termination of Employment, Change of Control or Retirement Table" below. The amounts shown in that table are based on certain assumptions set forth below, as the actual amounts to be paid out can only be determined in the event of and at the time of an NEO's separation from FactSet.

We do not have employment agreements with any of our NEOs. On February 29, 2020, we adopted the FactSet Research Systems Inc. Executive Severance Plan (the “Executive Severance Plan”) with an effective date of March 1, 2020. The Executive Severance Plan covers the CEO and the other NEOs (among other executives and subject to any designation otherwise by the Compensation and Talent Committee). In connection with our adoption of the Executive Severance Plan, we also entered into an equity award letter agreement (the “Equity Award Agreement”) with each of the executives covered by the Executive Severance Plan, including all of the NEOs. We put the Executive Severance Plan and the Equity Award Agreements in place to establish the payments and benefits to be provided in connection with a participating executive’s separation from FactSet under various circumstances, subject to the executive’s ongoing compliance with applicable restrictive covenants, including non-competition, non-solicitation and confidentiality and execution of a general release of claims in favor of FactSet. For more information on the Executive Severance Plan and the Equity Award Agreements, see "Compensation Discussion and Analysis - Executive Severance Plan and Equity Award Agreements" above.

Termination with Cause

If an NEO is terminated with cause, the NEO is not entitled to benefits under either the Executive Severance Plan or the Equity Award Agreements, and all unexercised equity awards (whether vested or unvested) are forfeited immediately.

Termination without Cause

The Executive Severance Plan provides that in the event an NEO's employment is terminated without cause (as defined in the Executive Severance Plan), other than during the two-year period following a change of control (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (the “Equity Plan”)), the NEO would be entitled to cash severance payments equal to (i) one times the sum of base salary and target bonus (1.5 times for the CEO) paid in substantially equal installments, (ii) a pro rata annual bonus under our annual incentive plan in respect of the year of termination based on actual performance (with individual performance goals deemed achieved at not less than target) and paid when bonuses are normally paid to other senior executives, (iii) reimbursement of the cost of continued coverage under our group health plan for 12 months (18 months for the CEO), and (iv) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

Each Equity Award Agreement provides that in the event an NEO's employment is terminated without cause other than during the two-year period following a change of control, the NEO's options and RSUs granted at least one year prior to termination will each vest in the next tranche and PSUs granted at least one year prior to termination will vest pro rata based on length of service before

2024 Proxy Statement 71

termination and actual achievement of goals for the full performance period. All awards granted less than one year before termination will be forfeited, and all other awards that do not vest will be forfeited as well.

Termination after Change of Control

The Executive Severance Plan provides that in the event an NEO's employment is terminated without cause or by the NEO for good reason (as defined in the Executive Severance Plan) within two years following a change of control, the NEO would be entitled to cash severance payments equal to (i) 1.5 times the sum of base salary and target bonus (2 times for the CEO) and a pro rata target bonus in respect of the year of termination, in each case, payable in a lump sum within 10 days following such termination, (ii) reimbursement of the cost of continued coverage under our group health plan for 18 months (24 months for the CEO), and (iii) reasonable outplacement assistance up to $25,000 during the 12-month period following such termination with a firm determined by FactSet.

In the event an NEO's employment is terminated without cause or by the NEO for good reason within two years following a change of control, the NEO's options and RSUs will vest in full and PSUs will vest with respect to the portion equal to the greater of (i) the pro rata portion based on length of service before termination and deemed achievement of goals at target levels and (ii) the portion of the award that vests based on actual performance through the change of control.

Retirement

The Equity Award Agreements provide the NEOs with certain rights with respect to their outstanding equity awards if the NEOs retire (as defined in the Equity Award Agreement, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet). In the event an NEO retires having met the retirement criteria set out in the Equity Award Agreement, the NEO's options granted at least one year prior to termination will continue to vest, RSUs granted at least one year prior to termination will continue to vest in the next tranche only, and PSUs granted at least one year prior to termination will continue to vest subject to achievement of performance goals. All outstanding awards that do not vest on retirement (including awards granted less than one year before termination) will be forfeited. As of August 31, 2024, Mr. Snow and Mr. Skoko are the only NEOs who have met the retirement criteria set out in the Equity Award Agreement.

Death or Disability

In the event an NEO's employment is terminated due to death or disability (as defined in the Executive Severance Plan), the NEO's options and RSUs granted at least one year prior to termination will vest in full and PSUs granted at least one year prior to termination will vest assuming achievement of performance goals at target levels. All equity awards granted less than one year prior to termination will be forfeited.

Change of Control after Retirement

In the event of a change of control after an Executive retires (as defined in the Equity Award Agreement, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet), any options and RSUs that are outstanding following retirement and unvested as of the date of the change of control will vest in full, and PSUs that are outstanding following retirement and unvested as of the date of the change of control will vest based on deemed achievement of performance goals at the greater of target and actual performance through the change of control. As of August 31, 2024, Mr. Snow and Mr. Skoko are the only NEOs who have met the retirement criteria set out in the Equity Award Agreement.

Death after Retirement

In the event of an NEO's death following retirement (as defined in the Equity Award Agreement, which requires the NEO to be at least 60 years of age with at least 10 full years of service at FactSet), any options and RSUs that are outstanding following retirement and unvested as of the date of death will vest in full and any PSUs that are outstanding as of retirement and unvested as of the date of death will remain outstanding and eligible to vest based on actual performance. As of August 31, 2024, Mr. Snow and Mr. Skoko are the only NEO who have met the retirement criteria set out in the Equity Award Agreement.

72 2024 Proxy Statement

Potential Payments upon Termination of Employment, Change of Control or Retirement Table

The information in the table below summarizes the compensation that would be paid under plans and contractual arrangements in effect as of August 31, 2024 to each of our NEOs (other than Ms. Huber) in the event of termination of such executive’s employment with FactSet and/or change of control of FactSet and/or retirement from FactSet as of that date. The amounts assume that the listed officer left FactSet effective August 31, 2024, and that the price per share of FactSet common stock on that date was $422.84. The amounts for unvested stock option awards are based upon the difference between $422.84 and the exercise price of such stock option awards held by the NEO at August 31, 2024.

Name	Potential Payment or Benefit	Termination With Cause	Termination Without Cause	Termination after Change of Control	Retirement	Death or Disability	Change of Control after Retirement	Death after Retirement
F. Philip Snow	Severance Payment	$—	$4,068,750	$5,037,500	$—	$—	$—	$—
	Equity Treatment	$—	$5,247,502	$6,718,116	$6,080,163	$6,570,827	$6,718,116	$3,695,874
	Health Benefits	$—	$43,356	$57,808	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—

Helen L. Shan	Severance Payment	$—	$1,785,000	$2,362,500	$—	$—	$—	$—
	Equity Treatment	$—	$1,938,701	$2,526,752	$—	$2,516,322	$—	$—
	Health Benefits	$—	$10,662	$15,993	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—

Goran Skoko	Severance Payment	$—	$1,728,055	$2,295,073	$—	$—	$—	$—
	Equity Treatment	$—	$974,962	$1,261,250	$1,115,043	$1,239,967	$1,261,250	$1,298,386
	Health Benefits (1)	$—	$—	$—	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—

Katherine M. Stepp	Severance Payment	$—	$1,275,000	$1,700,000	$—	$—	$—	$—
	Equity Treatment	$—	$389,000	$549,259	$—	$518,392	$—	$—
	Health Benefits	$—	$18,007	$27,011	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—

Catrina Harding	Severance Payment	$—	$1,290,000	$1,720,000	$—	$—	$—	$—
	Equity Treatment	$—	$321,358	$445,955	$—	$321,358	$—	$—
	Health Benefits	$—	$10,662	$15,993	$—	$—	$—	$—
	Outplacement Services	$—	$25,000	$25,000	$—	$—	$—	$—

(1)    Health benefits were not included for Mr. Skoko as our U.K. employees are not insured for continued coverage following termination under our group health plan.

With respect to Ms. Huber, on July 22, 2024, she and the Company entered into a Separation Agreement and General Release of Claims pursuant to which Ms. Huber transitioned out of her position as the Company’s Executive Vice President, Chief Financial Officer. Ms. Huber currently serves as a finance advisor to the Company and will remain an employee of the Company through the Termination Date. Following the Termination Date, and subject to her execution and non-revocation of a confirmatory release of claims in favor of the Company, Ms. Huber will receive (a) a one time payment equal to her annual base salary plus her target annual bonus prior to the Agreement Date, totaling $1.2 million, (b) vesting in the next tranche of stock options previously scheduled to vest in November 2025, which she will have 90 days to exercise, (c) pro rata vesting of PSUs based on length of service during the applicable performance period before the Termination Date and actual achievement of goals for the full performance period, (d) reimbursement of $12,992 for the cost of premiums for continued coverage under the Company's group health plan for twelve months, (e) reasonable outplacement assistance for up to one year, and (f) reimbursement of up to $3,000 for legal fees and disbursements incurred in connection with the Huber Agreement.

2024 Proxy Statement 73

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K (collectively, the "Pay Ratio Rule"), we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Snow.

For the fiscal year completed August 31, 2024, the median of the annual total compensation of all employees at FactSet (other than our CEO), was $17,171 and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $7,584,472. Based on this information, for fiscal 2024, a reasonable estimate, calculated in a manner consistent with the Pay Ratio Rule, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 442 to 1.

The provisions of the Pay Ratio Rule for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For purposes of the above disclosure, we are required to identify our median employee based on our global workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). At August 31, 2024, we had employees in 20 countries, with approximately 18.6% of our employees located in the United States and approximately 81.4% located in other jurisdictions. To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions that we used were as follows:

•Selected August 31, 2024, as the date upon which we would identify the “median employee,” as it corresponds to our fiscal year end.
•Provided annualized compensation of all permanent employees who were new hires in fiscal 2024.
•No cost-of-living adjustments in identifying the “median employee.”
•Applied the local currency to U.S. dollar exchange spot rate as of August 31, 2024, to the compensation paid to non-U.S. employees to facilitate comparison of all employees in U.S. dollars.

For purposes of measuring the compensation of our employees, we selected base salary or wages plus overtime pay, plus annual cash incentive bonuses, plus allowances, plus equity grants, as the most appropriate measures of compensation. Using this methodology, we determined that our “median employee” was a full-time, salaried employee located in our Hyderabad, India office, where approximately 42% of our employees are based, or 5,185 of our 12,398 employees worldwide at August 31, 2024.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $17,171. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the fiscal 2024 Summary Compensation Table included in this Proxy Statement.

Pay Versus Performance

The following section has been prepared in accordance with the SEC’s pay versus performance (“PVP”) disclosure rules. Under the PVP rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared here to certain performance measures defined by the SEC. The data included in the CAP columns does not reflect the actual amount of compensation earned or paid to our NEOs during the applicable fiscal year and is reported solely pursuant to the SEC rules. Our Compensation and Talent Committee did not use CAP as a basis for making compensation decisions, nor did it use the performance measures defined by the SEC for the PVP table to measure performance for executive compensation purposes. See our CD&A on how we align pay with performance and how we approach the design of our executive compensation program.

74 2024 Proxy Statement

Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the following table sets forth compensation information of our Principal Executive Officer ("PEO") and our non-PEO NEOs along with total shareholder return ("TSR"), peer group total shareholder return, net income and our Company Selected Measure (ASV + Professional Services Growth), for our fiscal years ending in 2021, 2022, 2023, and 2024.

Pay Versus Performance
					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in Thousands)	ASV + Professional Services Growth (Company Selected Measure)(in millions)(4)
2024	$7,584,472	$3,005,247	$2,317,286	$1,458,270	$123.66	$182.66	$537,126	$101.4
2023	$6,862,015	$5,673,690	$2,375,318	$2,142,762	$127.63	$134.28	$468,173	$143.7
2022	$6,604,998	$15,375,286	$2,510,807	$3,961,318	$125.90	$127.23	$396,917	$163.9
2021	$5,468,745	$8,746,557	$2,170,212	$2,830,993	$109.56	$151.97	$399,590	$115.1

(1)    Mr. Snow served as the Company's PEO for fiscal 2021, 2022, 2023, and 2024. SEC rules require certain adjustments to be made to the amounts reported in the Summary Compensation Table ("SCT") in order to calculate CAP as shown in the table above. The following table details the applicable adjustments to the SCT Total for our PEO that were made to calculate PEO CAP. CAP does not reflect the actual amount of compensation that was or may be earned by or paid to our PEO during the applicable fiscal year. The PEO CAP for fiscal 2021-2023 has been updated from the amounts reported in our 2023 Proxy Statement to correct certain calculations based on our PEO's stock option grant vesting schedule.

PEO SCT Total to CAP Reconciliation	FY2024	FY2023	FY2022	FY2021
Summary Compensation Table Total	$7,584,472	$6,862,015	$6,604,998	$5,468,745
Deduction for SCT "Stock Awards" column value	$(3,000,011)	$(2,500,166)	$(2,250,063)	$(1,750,063)
Deduction for SCT "Option Awards" column value	$(3,000,075)	$(2,500,089)	$(2,250,035)	$(1,750,005)
Deduction for SCT "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column value	$—	$—	$—	$—
Total Deductions from SCT	$(6,000,086)	$(5,000,255)	$(4,500,098)	$(3,500,068)
Increase for Service Cost and Prior Service Cost for Pension Plans	$—	$—	$—	$—
Increase for year end fair value of unvested equity granted during year	$3,444,963	$4,531,366	$5,509,555	$5,184,817
Increase/(Deduction) for change in fair value of unvested equity granted in prior years	$(1,537,645)	$185,152	$6,162,251	$2,784,260
Increase for vesting date fair value of equity granted and vested during year	$—	$—	$—	$—
Increase/(Deduction) for change in fair value of vested equity granted in prior years	$(486,457)	$(904,588)	$1,598,580	$(1,191,197)
Deduction for fair value of equity that failed to meet vesting conditions during the year	$—	$—	$—	$—
Increase based on value of dividends not otherwise reflected in fair value or total compensation	$—	$—	$—	$—
Total Adjustments	$1,420,861	$3,811,930	$13,270,386	$6,777,880
CAP (SCT minus deductions plus total adjustments)	$3,005,247	$5,673,690	$15,375,286	$8,746,557

(2)    For fiscal 2024, our non-PEO NEOs were Helen Shan, Goran Skoko, Katherine M. Stepp, Catrina Harding, and Linda S. Huber. For fiscal 2022 and 2023, our non-PEO NEOs were Linda S. Huber, Helen Shan, Goran Skoko and Robert J. Robie. For fiscal 2021, our non-PEO NEOs were Helen Shan, Goran Skoko, Gene Fernandez and Rachel Stern. SEC rules require certain adjustments to be made to the amounts reported in the SCT in order to calculate CAP as shown in the table above. The following table details the applicable adjustments to

2024 Proxy Statement 75

the SCT Total for our non-PEO NEOs that were made to calculate non-PEO NEO CAP. CAP does not reflect the actual amount of compensation that was or may be earned by or paid to our non-PEO NEOs during the applicable fiscal year. The non-PEO NEO CAP for fiscal 2021-2023 has been updated from the amounts reported in our 2023 Proxy Statement to align with the latest SEC guidance relating to retirement eligibility and the treatment of equity awards.

Non-PEO NEO SCT Total to CAP Reconciliation	FY2024	FY2023	FY2022	FY2021
Summary Compensation Table Total	$2,317,286	$2,375,318	$2,510,807	$2,170,212
Deduction for SCT "Stock Awards" column value	$(615,204)	$(647,053)	$(742,524)	$(581,411)
Deduction for SCT "Option Awards" column value	$(615,078)	$(646,943)	$(556,314)	$(581,270)
Deduction for SCT "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column value	$—	$—	$—	$—
Total Deductions from SCT	$(1,230,282)	$(1,293,996)	$(1,298,838)	$(1,162,681)
Increase for Service Cost and Prior Service Cost for Pension Plans	$—	$—	$—	$—
Increase for year end fair value of unvested equity granted during year	$706,333	$1,172,650	$1,550,995	$1,624,592
Increase/(Deduction) for change in fair value of unvested equity granted in prior years	$(297,616)	$20,670	$1,011,199	$420,703
Increase for vesting date fair value of equity granted and vested during year	$—	$—	$—	$—
Increase/(Deduction) for change in fair value of vested equity granted in prior years	$(37,451)	$(131,880)	$187,155	$(221,833)
Deduction for fair value of equity that failed to meet vesting conditions during the year	$—	$—	$—	$—
Increase based on value of dividends not otherwise reflected in fair value or total compensation	$—	$—	$—	$—
Total Adjustments	$371,266	$1,061,440	$2,749,349	$1,823,462
CAP (SCT minus deductions plus total adjustments)	$1,458,270	$2,142,762	$3,961,318	$2,830,993

(3)    For FactSet and the Peer Group Total Shareholder Return, the TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on August 31, 2020. Peer Group Total Shareholder Return reflects the TSR of the Dow Jones U.S. Financial Services Index, one of the industry index peer groups used in the Company's Stock Performance Graph in our 2024 Annual Report on Form 10-K included pursuant to Item 201(e) of Regulation S-K.

(4)    In accordance with SEC rules, we are required to include in the PVP table the "most important" financial performance measure used to link compensation of our NEOs to Company performance during fiscal 2024. We have selected ASV + Professional Services Growth as this required Company Selected Measure ("CSM"). This metric is a key performance measure used for the annual incentive plan ("AIP") for our NEOs. We believe ASV + Professional Services Growth reflects our ability to grow recurring revenues and generate positive cash flow and is a key indicator of the successful execution of our business strategy. ASV + Professional Services Growth is indicative of growth in adjusted cumulative revenues, which is the performance measure for 50% of the PSUs granted to our PEO and non-PEO NEOs. "ASV" at any point in time represents our forward-looking revenues for the next 12 months from all subscription services currently being supplied to clients, excluding revenues from Professional Services. "Professional Services" are revenues derived from project-based consulting and implementation, annualized over the past 12 months. "ASV + Professional Services Growth" reflects the year-over-year increase in ASV + Professional Services.

76 2024 Proxy Statement

Relationship Between Pay and Performance

The following graph shows PEO and average non-PEO NEO CAP, as defined above, and FactSet's TSR during the four most recently completed fiscal years, as well as the TSR of the Dow Jones U.S. Financial Services Index, one of the industry index peer groups used in our Stock Performance Graph in our 2024 Annual Report on Form 10-K.

CAP and TSR
Compensation Actually Paid
$15,000,000
$10,000,000
$5,000,000
$0
Total Shareholder Return
$200
$150
$100
$50
$0
2021
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
FDS TSR
Peer Group TSR

The following graph shows PEO and average non-PEO NEO CAP, as defined above, and our net income during the four most recently completed fiscal years.

CAP and Net Income
Compensation Actually Paid
$15,000,000
$10,000,000
$5,000,000
$0
Net Income
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$0
2021
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
FDS Net Income

2024 Proxy Statement 77

The following graph shows PEO and average non-PEO NEO CAP, as defined above, and FactSet's CSM, ASV + Professional Services Growth, during the four most recently completed fiscal years.

CAP and CSM
Compensation Actually Paid
$15,000,000
$10,000,000
$5,000,000
$0
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
ASV plus Professional Services Growth
2021
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
ASV plus Professional Services Growth

Performance Measures

Our executive compensation program supports our long-term strategy by aligning the compensation of our executives with performance-based metrics. Below is an unranked list of metrics which we view as the most important financial performance measures we used to link NEO compensation to the Company's performance for fiscal 2024.

Performance Measure
ASV + Professional Services Growth
Adjusted Operating Margin
Adjusted Cumulative Operating Earnings
Adjusted Cumulative Revenues

For fiscal 2024, ASV + Professional Services Growth and Adjusted Operating Margin were used as performance measures for our AIP and Adjusted Cumulative Operating Earnings and Adjusted Cumulative Revenues were used as performance measures for our PSUs. Each of these metrics are non-GAAP financial measures. See our CD&A for further description of our executive compensation program.

78 2024 Proxy Statement

Proposal 3: Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, we seek an advisory, non-binding stockholder vote with respect to compensation awarded to our NEOs. We provide this vote on an annual basis.

As previously discussed in the Compensation Discussion and Analysis, we design our compensation programs to maintain a performance and achievement-oriented environment throughout FactSet. Our executive compensation program is overseen by our Compensation and Talent Committee to encourage decisions and behaviors that align with the long-term interests of our stockholders. The Compensation and Talent Committee has designed the executive compensation policies for our NEOs to meet the following goals and principles:
•Ensure executive compensation is aligned with our corporate strategies and business objectives.
•Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.
•Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.
•Reflect qualitative factors beyond the quantitative financial guidelines as key considerations in the determination of individual executive compensation payments.
•Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Required Vote

We ask our stockholders to indicate their support for the compensation awarded to our NEOs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative.”

The say-on-pay vote is advisory, and therefore not binding on FactSet, the Compensation and Talent Committee or the Board. Our Board and its Compensation and Talent Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

FactSet’s Board recommends that you vote “FOR” the approval, on an advisory basis, of the Fiscal 2024 Compensation of the Named Executive Officers as disclosed in this Proxy Statement.

2024 Proxy Statement 79

Proposal 4: Stockholder Proposal

What is being voted on	Stockholder proposal on the right of stockholders to call special meetings.
Board Recommendation	The Board of Directors recommends a vote AGAINST the stockholder proposal.

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, the beneficial owner of at least 50 shares of FactSet Common Stock, has given notice of his intention to make the following proposal at the Annual Meeting.

ITEM 4 - Right of Shareholders with 15% of Outstanding Shares to Call Special Meetings

Resolved: Shareholders of FactSet Research Systems Inc. (“Company”) request our Board of Directors take the steps necessary to amend the appropriate company governing documents to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.

SUPPORTING STATEMENT: Our Company allows the Board to call a special meeting. The bylaws also provide, with certain limitations, that shareholders holding at least 50% of all shares can also call such meetings.1 That is a higher bar than is required at most companies that provide such rights. Shareholders rarely call for a special shareholder meeting. However, if shareholders have a realistic Plan B option of calling a special shareholder meeting, management will be incentivized to genuinely engage with shareholders instead of stonewalling on issues.

Companies often claim that shareholders have multiple means of engaging with management and the board. Still, these means are often as effective as mailing a postcard. A reasonable shareholder right to call a special shareholder meeting is essential for effective shareholder engagement with management.

Over 72% of S&P 500 companies allow shareholders to call a special meeting. Between 2021 and 2023, at least 50% of shares at the following companies were voted in favor of shareholder proposals requesting that companies allow shareholders the right to call special meetings: Mosaic, Zoetis, Bloomin’ Brands, Synopsys, TEGNA, Cerner, Crown Holdings, Cetene, Agilent Technologies, Beckton Dickinson, Dollar Genera, Thermo Fisher Scientific, and Kellanova.

Large funds such as Vanguard, TIAA-CREF, BlackRock, and SSgA Funds Management, Inc. (State Street) support shareholders' right to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting...”

With the widespread use of online shareholder meetings, it is much easier for management to conduct a special shareholder meeting, and our bylaws thus need to be updated accordingly. We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.

Increase Long-Term Shareholder Value
Vote FOR the Right of Shareholders with 15% of Outstanding Shares to Call Special Meetings – Proposal 4

1. https://www.sec.gov/ix?doc=/Archives/edgar/data/1013237/000101323723000009/fds-20230110.htm

80 2024 Proxy Statement

THE BOARD OF DIRECTORS STATEMENT IN OPPOSITION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST
THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board has carefully considered this proposal and recommends that stockholders vote AGAINST the proposal because FactSet's stockholders already have a meaningful and balanced right to call special meetings along with numerous strong corporate governance practices in place to ensure Board accountability to stockholders. The Board believes that the requested change is unnecessary and is not in the best interests of the Company's stockholders.

While FactSet stockholders already had a right to call a special meeting, on September 17, 2024, the Board approved an amendment to the Company's Bylaws to lower the Company's existing ownership threshold for calling a stockholder special meeting from 50% to 25%. As a result, pursuant to the Bylaws, special meetings of FactSet's stockholders may be called at the request of stockholders of record holding in the aggregate at least 25% of all outstanding voting stock of the Company, so long as such stockholders satisfy certain standard procedural requirements.

In amending our Bylaws to adopt a lower ownership threshold for the Company's stockholder special meeting right, the Board carefully considered various potential ownership levels, including the 15% threshold advocated by the proponent and thresholds adopted by our peers and other publicly traded companies. Based upon the Board's assessment of the relative advantages and disadvantages to our stockholders and the Company of the various ownership thresholds, the Board determined that a 25% threshold for the stockholder special meeting right is the most appropriate for FactSet and its stockholders.

We believe that a 25% ownership threshold for stockholders to call a special meeting strikes the proper balance between ensuring our stockholders have the ability to call a meeting to act on extraordinary and urgent matters while also maintaining appropriate procedural safeguards against a potential misuse or abuse of this right by a small minority of stockholders seeking to further their own short-term goals inconsistent with the long-term best interests of the remainder of our stockholders at a substantial cost to FactSet and our stockholders. We believe that a 25% ownership threshold helps keep special meetings reserved for those extraordinary matters on which immediate action is deemed necessary by an appropriately sized group of the Company's stockholders.

A 25% ownership threshold for the right to call a special meeting is consistent with the special meeting rights of the majority of S&P 500 companies. As of October 11, 2024, over 70% of S&P 500 companies have special meeting rights. (Source: FactSet.) Of those who have such right, approximately half have a threshold equal to or greater than 25%, and the most common threshold is 25%. (Source: FactSet.) Only 18% of companies who have such a right have the 15% threshold advocated for by the proponent. (Source: FactSet.)

Special meetings subject the Company to considerable expense, regardless of whether held virtually or in person, and can distract management and the Board from important business initiatives and objectives. Special meetings require the Board, management and Company employees to devote a significant amount of time and attention preparing for such meetings, which may negatively impact our operations and our focus on maximizing the long-term best interests of our Company and its stockholders. In addition, each special meeting requires us to incur expenses in order to prepare the disclosures required for such meeting, print and distribute materials, solicit proxies, host the meeting and tabulate votes. For these reasons, we believe that special meetings should be reserved for only the most extraordinary company business where the matter to be addressed cannot wait until the next annual meeting.

Based on our ownership as of October 1, 2024, applying a 15% threshold could allow as few as two stockholders, acting in combination, to call a special meeting. We believe that adopting a special meeting right with only a 15% threshold, as advocated by the proponent, could allow a small number of stockholders to use the special meeting right to advance special interest agendas, goals not widely shared by the stockholder base as a whole, or apply short-term pressure inconsistent with the long-term interests of the Company and our stockholders. We believe that a failure to receive at least 25% support to convene a special meeting is a strong indicator that the issue brought forth is unduly narrow and not deemed a critical issue by the Company's stockholders generally.

2024 Proxy Statement 81

We regularly engage with our key stockholders to understand and address issues that are important to them. Our existing governance policies provide numerous avenues for stockholders to raise issues of importance to the Board. We believe that the adoption of this proposal will not make a meaningful difference to our stockholders' existing ability to engage with the Board.

A 25% ownership threshold for a stockholder-initiated special meeting reinforces FactSet's existing strong corporate governance practices that promote long-term value by reinforcing Board and management accountability to our stockholders:

•Majority-Independent Board. All of our Board members other than our CEO are independent.
•Fully Independent Committees. All of our Board committees are comprised entirely of independent directors.
•Separate Chair and CEO. We separate the roles of Chairman and CEO.
•Board Refreshment. We are committed to Board refreshment. In the past four years, we have added five new directors to our Board, which equates to 50% of our full Board membership.
•Annual Elections of Directors and Majority Voting. Starting at our 2025 Annual Meeting of Stockholders, all of our directors will be elected annually. We have a majority voting standard for election of directors.
•Proxy Access Right. Our Bylaws provide for proxy access nominations of director candidates by eligible stockholders.
•Stockholder Engagement. Management and the Board make themselves available to investors to have a continuing dialogue and to receive any feedback our stockholders may have to better understand their opinions regarding our governance and compensation plans. Stockholders may contact the Board, the Chair, the Lead Independent Director, or the non-management directors as a group by sending their correspondence to the Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., at 45 Glover Avenue, Norwalk, CT 06850 or through the email address Board@factset.com.
Because FactSet already has adopted a 25% ownership threshold for its stockholders to call a special meeting that serves the best interests of the Company and our stockholders and is in line with best practices among FactSet's peers and S&P 500 companies, while the proponent’s proposal is not necessary or appropriate for FactSet and may allow a small minority of stockholders to abuse the special meeting right to advance special interest goals inconsistent with the long-term interests of the Company and our stockholders, our Board recommends a vote AGAINST the proponent’s proposal.

The affirmative vote of the majority of the shares present or represented by proxy at the Meeting and entitled to vote on the proposal is required to approve the stockholder proposal. The vote is an advisory vote and therefore not binding.

FactSet’s Board recommends that you vote “AGAINST” the Stockholder Proposal
82 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to us with respect to beneficial ownership of our common stock for (i) each director and nominee, (ii) each holder of more than 5% of our common stock, (iii) our Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled “Summary Compensation Table,” and (iv) all our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the tables and pursuant to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock beneficially owned. The number of shares beneficially owned by each person or group as of a certain date includes shares of our common stock that such person or group had the right to acquire on or within 60 days after such date, including upon the exercise of stock options and the vesting of equity-based awards.

For each beneficial owner and individual included in the tables below, percentage ownership of common stock is calculated by dividing the number of shares beneficially owned by the 38,012,892 shares of FactSet common stock outstanding as of October 1, 2024. Any securities that were not outstanding but subject to stock options exercisable or the vesting of equity-based awards within 60 days after the date of a table were deemed to be outstanding in determining the percentage owned by such person, but were not deemed to be outstanding in determining the percentage owned by any other person.

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of October 1, 2024, the only persons or entities known by us to be a beneficial owner of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Shares of FactSet Common Stock	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,559,571(1)	12.0%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	3,473,642(2)	9.1%
Baron Capital Group, Inc. 767 Fifth Avenue 49th Floor New York, NY 10153	2,777,627(3)	7.3%
State Street Corporation One Congress Street Suite 1 Boston, MA 02114	1,932,533(4)	5.1%

(1)The information regarding The Vanguard Group is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 (the “Vanguard Group 13G/A”). According to the Vanguard Group 13G/A, the figure includes sole voting power with respect to 0 shares, shared voting power with respect to 51,005 shares, sole dispositive power with respect to 4,395,156 shares, and shared dispositive power with respect to 164,415 shares.
(2)The information regarding BlackRock, Inc. is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 24, 2024 (the “BlackRock 13G”). According to the BlackRock 13G, the figure includes sole voting power with respect to 3,170,574 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,473,642 shares, and shared dispositive power with respect to 0 shares.

2024 Proxy Statement 83

(3)The information regarding Baron Capital Group, Inc. is based solely on a Schedule 13G/A filed by Baron Capital Group, Inc. with the SEC on February 14, 2024 (the “Baron 13G/A”). According to the Baron 13G/A, the figure includes sole voting power with respect to 0 shares, shared voting power with respect to 2,702,627 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,777,627 shares.
(4)The information regarding State Street Corporation is based solely on a Schedule 13G filed by State Street Corporation with the SEC on October 14, 2024 (the "State Street 13G"). According to the State Street 13G, the figure includes sole voting power with respect to 0 shares, shared voting power with respect to 1,251,890 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 1,932,376 shares.

Directors and NEOs

The table below sets forth, as of October 1, 2024, information regarding the beneficial ownership of our common stock by (1) each of our directors and NEOs and (2) by all of our directors and executive officers as a group (19 persons, of whom four are not NEOs and are not individually named in the table below). Percentage of share ownership amounts are based on 38,012,892 shares of our common stock outstanding as of October 1, 2024.

Name(1)	Number of Shares of Common Stock Beneficially Owned as of October 1, 2024(2)(3)	Percent of Class

NAMED EXECUTIVE OFFICERS
F. Philip Snow(4)	186,240	**
Helen L. Shan(5)	48,765	**
Goran Skoko(6)	26,744	**
Katherine M. Stepp(7)	7,680	**
Catrina Harding(8)	565	**
Linda S. Huber(9)	11,602	**

DIRECTORS
Robin A. Abrams(10)	18,308	**
Siew Kai Choy(11)	3,566	**
Malcolm Frank(12)	6,860	**
Laurie G. Hylton(13)	—	**
James J. McGonigle(14)	7,527	**
Lee Shavel(15)	3,495	**
Laurie Siegel(16)	7,334	**
Maria Teresa Tejada(17)	1,652	**
Elisha Wiesel(18)	—	**

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (19 PERSONS)(19)	430,867	1.1%

** Percentage of FactSet common stock is less than 1%.
(1)The address for each of these beneficial owners is c/o FactSet Research Systems Inc., 45 Glover Avenue, Norwalk, CT 06850.
(2)Beneficial ownership includes shares that can be acquired upon the exercise of stock options or the vesting of RSU or PSU awards within 60 days of October 1, 2024.
(3)To the Company’s knowledge, each executive officer and director, as of October 1, 2024, had sole voting and sole investment power with respect to his or her shares of common stock, except for 450 shares held by the spouse of one of our executive officers for which the officer is an indirect owner.
(4)Includes 167,943 shares of FactSet common stock issuable upon the exercise of stock options and 5,305 shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024. Mr. Snow is also a director of the Company.
(5)Includes 42,640 shares of FactSet common stock issuable upon the exercise of stock options and 1,769 shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024.
84 2024 Proxy Statement

(6)Includes 22,023 shares of FactSet common stock issuable upon the exercise of stock options and 885 shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024.
(7)Includes 6,744 shares of FactSet common stock issuable upon the exercise of stock options and 248 shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024.
(8)Includes 565 shares of FactSet common stock issuable upon the exercise of stock options and no shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024.
(9)Includes 8,383 shares of FactSet common stock issuable upon the exercise of stock options and 2,353 shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024.
(10)Includes 9,345 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(11)Includes 3,071 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(12)Includes 6,507 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(13)Includes no shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(14)Includes 3,508 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(15)Includes 3,071 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(16)Includes 6,739 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(17)Includes 1,268 shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(18)Includes no shares of FactSet common stock issuable upon the exercise of stock options within 60 days of October 1, 2024.
(19)Includes 351,778 shares of FactSet common stock issuable upon the exercise of stock option and 13,218 shares of common stock issuable upon vesting of RSU or PSU awards within 60 days of October 1, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of SEC Forms 3, 4 and 5 furnished to us and written representations from our executive officers and directors, we believe that all of those persons complied with all Section 16(a) filing requirements during fiscal 2024 with respect to transactions in our common stock, except for one late Form 4 filing for Ms. Harding relating to a transaction that occurred on August 5, 2024.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes, as of August 31, 2024, the number of outstanding equity awards granted to employees and non-employee directors, as well as the number of equity awards remaining available for future issuance, under our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	2,084,552(1)	$319.07(2)	3,981,788(4)
Equity compensation plans not approved by security holders	—	—	—
Total	2,084,552(1)	$319.07(2)	3,981,788(4)
(1)Includes 1,822,913 shares issuable upon exercise of outstanding stock options, 168,969 shares issuable upon vesting of outstanding RSUs and 92,670 shares issuable upon the conversion of outstanding PSUs.
(2)Weighted average exercise price of outstanding options only.
(3)In accordance with the Equity Plan and the Director Plan, each RSU or PSU award granted or canceled/forfeited is equivalent to 2.5 shares deducted from or added back to, respectively, the aggregate number of stock-based awards available for grant.
(4)Includes 3,742,978 shares available for future issuance under the Equity Plan, 212,571 shares available for future issuance under the Director Plan, and 26,239 shares available for purchase under the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan, as Amended and Restated.

2024 Proxy Statement 85

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is our preference to avoid related party transactions. Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC, NYSE and NASDAQ rules. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. Under these rules, a related person is a director, executive officer, nominee for director, or more than 5% stockholder of FactSet since the beginning of the last fiscal year, and their immediate family members. We monitor any transaction or series of transactions in which we are a participant and a related person has a direct or indirect material interest. The Audit Committee would determine whether the related person has a material interest in a transaction and would approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In accordance with listing requirements, we do not have relationships with any non-employee directors in which the director is compensated in excess of $120,000, excluding fees for board service. All related party transactions will be disclosed in our applicable filings with the SEC as required under applicable rules. In fiscal 2024, there were no related-person transactions under the relevant standards for which disclosure is required.
In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Our Corporate Governance Guidelines provide that a director should promptly disclose to the Board any potential or actual conflict of interest involving that director. Under the Corporate Governance Guidelines, the Board will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting their personal, business or professional interests.

OTHER MATTERS

Stockholder Proposals and Nomination of Directors

Stockholders who wish to present proposals for inclusion in the proxy materials (other than proxy access nominations, which are described below) to be distributed by FactSet in connection with our 2025 Annual Meeting of Stockholders must submit their proposals to FactSet's Corporate Secretary at our principal executive offices so they are received no later than July 1, 2025. Any such proposals must also comply with Rule 14a-8 under the Exchange Act.

Under our proxy access Bylaw, if a stockholder (or a group of up to 20 stockholders), who owns 3% or more of the Company’s voting stock continuously for at least three years immediately preceding the date of notice of proxy access nomination, and has otherwise complied with the requirements set forth in our Bylaws, wants us to nominate and include director nominees (up to the greater of two nominees or 20% of the Board) in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders, the nominations must be received by FactSet’s Corporate Secretary no earlier than June 1, 2025 and no later than July 1, 2025 (i.e., no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the date our definitive Proxy Statement was first released to stockholders in connection with our 2024 Annual Meeting of Stockholders).

Stockholders who intend to bring an item of business before the 2025 Annual Meeting of Stockholders, other than through Rule 14a-8 or a proxy access nomination, must submit notice in writing of such business or nominations to FactSet’s Corporate Secretary no earlier than August 21, 2025 and no later than September 20, 2025 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting), as provided in the advance notice provisions of our Bylaws.

Stockholders may also submit names of persons for consideration by the Nominating and Corporate Governance Committee for a directorship as discussed under the “Director Nominations” section appearing earlier in this Proxy Statement.

A copy of the Bylaw procedures is available at the Corporate Governance page of our Investor Relations website at
https://investor.factset.com or upon written request to FactSet's Corporate Secretary, at 45 Glover Avenue, Norwalk, CT 06850.
86 2024 Proxy Statement

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of shares, your broker, bank or other nominee may deliver only one copy of our Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to our Investor Relations Department at 1-203-810-1000 or submit a written request to FactSet's Corporate Secretary, at 45 Glover Avenue, Norwalk, CT 06850. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Megan Jones
Corporate Secretary
Norwalk, Connecticut
October 29, 2024

2024 Proxy Statement 87

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 18, 2024 for shares held directly and by 11:59 p.m. Eastern Time on December 16, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FDS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 18, 2024 for shares held directly and by 11:59 p.m. Eastern Time on December 16, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56876-P18225 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FACTSET RESEARCH SYSTEMS INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOUR NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

	For	Against	Abstain
1a. Siew Kai Choy	☐	☐	☐
1b. Laurie G. Hylton	☐	☐	☐
1c. Lee Shavel	☐	☐	☐
1d. Elisha Wiesel	☐	☐	☐

NOTE: Please sign as your name appears here. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V56877-P18225

Proxy — FACTSET RESEARCH SYSTEMS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 19, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FACTSET RESEARCH SYSTEMS INC.

You hereby appoint Megan Jones with full power of substitution, as your attorney and proxy to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/FDS2024, on December 19, 2024, at 3:00 p.m. Eastern Time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the four nominees listed in proposal 1, FOR proposals 2 and 3, and AGAINST proposal 4. You authorize the proxy holder, in its discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Continued and to be marked, dated and signed, on the other side)